Execution Version

FIFTH AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT
Fifth Amendment (this “Amendment”) dated as of August 4, 2023 to Revolving Credit Facility Agreement, dated as of August 3, 2016 (as amended by the First Amendment dated as of March 30, 2020, Second Amendment dated as of November 23, 2020, the Third Amendment dated as of July 28, 2021, Fourth Amendment dated as of July 19, 2022 (the “Fourth Amendment”) and as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwest Airlines Co. (the “Company”), the Banks party hereto, JPMorgan Chase Bank, N.A., as Paying Agent and, for purposes of Sections 2(b) and 12 of this Amendment, and the signature pages to this Amendment, the Collateral Agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents for the Banks (in such capacity, the “Co-Administrative Agents”) (with capitalized terms used, but not defined, in this paragraph and the recitals below to be defined as provided in Section 1 below). For purposes of this Amendment only, "Collateral Agent" has the meaning given to it in the Existing Credit Agreement prior to giving effect to this Amendment. For the avoidance of doubt, there will be no "Collateral Agent" after the Fifth Amendment Effective Date (as defined below).

R E C I T A L S
WHEREAS, the Company entered into the Existing Credit Agreement with the Banks party thereto and the Co-Administrative Agents;
WHEREAS, the Company has requested certain amendments and modifications to the Existing Credit Agreement and the other Loan Papers as set forth herein;
WHEREAS, in accordance with Section 9.1 of the Existing Credit Agreement, the Company has requested, and the Agents and the Banks party hereto have agreed, to amend certain provisions of the Existing Credit Agreement on the terms and subject to the conditions set forth herein; and
WHEREAS, for the transactions contemplated by this Amendment, JPMorgan Chase Bank N.A., Citibank, N.A., Barclays Bank PLC, Wells Fargo Bank, N.A. and Bank of America, N.A. are acting as joint lead arrangers and joint bookrunners (in such capacity, the “Fifth Amendment Arrangers”);
WHEREAS, for the transactions contemplated by this Amendment, BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Standard Chartered Bank, New York are acting as documentation agents (in such capacity, the “Fifth Amendment Documentation Agents”);
WHEREAS, for the transactions contemplated by this Amendment, Barclays Bank PLC, Wells Fargo Bank, N.A. and Bank of America, N.A. are acting as syndication agents (in such capacity, the “Fifth Amendment Syndication Agents”);
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms; Rules of Construction. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement (as amended hereby).
SECTION 2. Amendments and Releases and Terminations.

4894-3520-8818v.3 12479-82

(a)    Amendments to the Existing Credit Agreement. Effective as of the Fifth Amendment Effective Date (as defined below), and subject to the terms and conditions set forth herein:
(i)    Credit Agreement. The Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Credit Agreement attached hereto as Annex I.
(ii)    Schedule I and Schedule III. Schedule I and Schedule III to the Existing Credit Agreement are hereby replaced in their entirety with the Schedule I and Schedule III that are attached to the amended Credit Agreement set forth in Annex II attached hereto.
(iii)    Exhibit I and Exhibit J to Existing Credit Agreement. Exhibit I and Exhibit J to the Existing Credit Agreement (and all references thereto) are hereby deleted in their entirety.
(iv)    All Other Schedules and Exhibits. Except as set forth in clause (ii), the remaining Schedule to the Existing Credit Agreement will continue unchanged as part of the Schedules to the Credit Agreement and is set forth in Annex III for convenience and reference only. All Exhibits to the Credit Agreement are amended and restated as set forth in Annex III attached hereto.
(b)    Releases and Terminations. Effective as of the Fifth Amendment Effective Date (as defined below),
(i)    all mortgages, Liens, pledges, assignments and security interests in or on the Collateral (as defined in the Existing Credit Agreement) granted to the Collateral Agent for the benefit of the Secured Parties (each such term as defined in the Existing Credit Agreement) securing the Obligations pursuant to any Loan Paper (as defined in the Existing Credit Agreement) existing immediately prior to the Fifth Amendment Effective Date (collectively, the “Released Collateral”) shall be automatically released with no further action required by any party; provided that notwithstanding anything herein or in any Loan Paper to the contrary, the foregoing release of the mortgages, Liens, pledges, assignments or security interests granted to the Collateral Agent for the benefit of the Secured Parties (as each such term is defined in the Existing Credit Agreement) pursuant to the Loan Papers (as defined in the Existing Credit Agreement) is solely in connection with the Obligations owed under the Credit Agreement and Loan Papers and not any other mortgages, Liens, pledges, assignments or security interests at any time granted by the Company or any of its Subsidiaries in favor of JPMorgan Chase Bank, N.A. or any of its affiliates pursuant to any other document that was not a Loan Paper (as defined in the Existing Agreement), and
(ii)    each of the Aircraft Mortgages and the Mortgaged Aircraft Operating Agreement (as such terms are defined in the Existing Credit Agreement) and each other Loan Paper providing (or purporting to provide) for the grant of a mortgage, Lien, pledge, assignment or security interest in any of the Released Collateral existing immediately prior to the Fifth Amendment Effective Date securing the Obligations are hereby terminated, and all such security interests created thereby are hereby released and discharged.
SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Company hereby represents and warrants to each other party hereto that, as of the Fifth Amendment Effective Date:

(a)    The execution and delivery of this Amendment, and performance of this Amendment and the Credit Agreement, the borrowings thereunder, and the execution, delivery, and performance of the other Loan Papers to which it is a party by the Company have been duly authorized by all requisite corporate action on the part of the Company and will not violate its charter or bylaws and will not violate any Law or any order of any Tribunal, and will not conflict with, result in a breach of the provisions of or constitute a default under, or result in the imposition of any Lien upon the Property of the Company pursuant to the provisions of, any material loan agreement, credit agreement, indenture, mortgage, deed of trust, franchise, permit, license, note, contract, or other material agreement or instrument to which the Company is now a party. The Loan Papers that include obligations of the Company are the legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms, except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally;
(b)    no Default or Event of Default exists, both before and after giving effect to this Amendment; and
(c)    the representations and warranties contained in Article V of the Credit Agreement are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to this Amendment, as though made on and as of such date.
SECTION 4.Conditions of Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Fifth Amendment Effective Date”) when each of the conditions set forth in this Section 4 shall have been satisfied:
(a)    The Paying Agent shall have received this Amendment, executed and delivered by the Paying Agent, the Co-Administrative Agents, the Company, each Bank under the Existing Credit Agreement and each other Person named on Schedule III.
(b)    The Paying Agent shall have received the following, each dated (unless otherwise indicated) the Fifth Amendment Effective Date:
(i)    Officer’s Certificates certifying, inter alia, (A) true and correct copies of existing resolutions previously adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions hereunder, (B) true and correct copies of the Company’s bylaws and charter (and all amendments thereto) (which charter shall be certified by the Secretary of State of the State of Texas) in effect on the Fifth Amendment Effective Date, (C) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (D) that the representations and warranties made by the Company in Article V of the Credit Agreement are true and correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (E) the absence of the occurrence and continuance of any Default or Event of Default.
(ii)    Certificates (dated within twenty days prior to the Fifth Amendment Effective Date or such other date acceptable to the Paying Agent) of existence and good standing of the Company from appropriate officials of Texas.

(iii)    The written opinions of internal counsel to the Company and Winstead PC, in a form substantially the same as delivered in connection with the Fourth Amendment, but in each case eliminating all provisions relating to (A) Liens, (B) Loan Papers (as defined in the Existing Credit Agreement) that are terminated or released under or in connection with this Amendment and/or (C) Collateral (as defined in the Existing Credit Agreement).
(c)    The Paying Agent shall have received any fees or expenses of the Paying Agent, the other Agents and the Banks required to be paid by the Credit Agreement and any fee letter executed by the Company on or before the Fifth Amendment Effective Date shall have been paid; provided that with respect to legal fees, a reasonably detailed invoice therefor shall have been delivered to the Company at least one full Business Day prior to the closing.
SECTION 5. Effect of Amendment. (a) Except as expressly set forth in (i) this Amendment, (ii) the releases and terminations executed in connection with this Amendment or (iii) the Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks or the Agents under the Credit Agreement or any other Loan Papers, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Papers. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Paper in similar or different circumstances, except with respect to those obligations required by Section 12(a) below.
(b)    On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Paper, in each case shall be deemed a reference to the Credit Agreement as modified by this Amendment. This Amendment shall constitute a “Loan Paper” for all purposes of the Credit Agreement and the other Loan Papers.
(c)    This Amendment, the Credit Agreement, the releases and terminations executed in connection with this Amendment, and the other Loan Papers constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.
(d)    This Amendment may not be amended, modified or waived except in accordance with Section 9.1 of the Credit Agreement.
SECTION 6. GOVERNING LAW; WAIVERS OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 9.7, 9.8 and 9.18 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY TO THIS AMENDMENT, MUTATIS MUTANDIS.
SECTION 7. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
SECTION 8. Severability. Section 9.14 of the Credit Agreement is hereby incorporated by reference into this Amendment and shall apply to this Amendment, mutatis mutandis.

SECTION 9. Counterparts. Section 9.17 of the Credit Agreement is hereby incorporated by reference into this Amendment and shall apply to this Amendment, mutatis mutandis.
SECTION 10. Indemnity. Section 9.5 of the Credit Agreement is hereby incorporated by reference to this Amendment and shall apply to this Amendment, mutatis mutandis.
SECTION 11. Reaffirmation.
(a)    The Company hereby (i) expressly acknowledges the terms of the Credit Agreement (as amended by this Amendment) and the Notes, (ii) ratifies and affirms its obligations under the Credit Agreement, as amended by this Amendment, and the Notes, (iii) acknowledges, renews and extends its continued liability under the Credit Agreement, as amended by this Amendment, and the Notes, and agrees that the Credit Agreement and the Notes remains in full force and effect as amended hereby and (iv) confirms this Amendment does not represent a novation of the Credit Agreement or the Notes.
(b)    The Company hereby reaffirms, as of the Fifth Amendment Effective Date, the covenants and agreements contained in the Credit Agreement, as modified and in effect immediately after giving effect to this Amendment and the transactions contemplated thereby.
(c)    The Company hereby acknowledges and agrees that the acceptance by each Co-Administrative Agent and each applicable Bank of this document shall not be construed in any manner to establish any course of dealing on such Person’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Paper with respect to any future amendment, waiver, supplement or other modification to any Loan Paper or any arrangement contemplated by any Loan Paper.
SECTION 12. Release of Released Collateral.
(a)    Effective as of the Fifth Amendment Effective Date, each Bank hereby authorizes and directs the Collateral Agent (as defined in the Existing Credit Agreement) to, and the Collateral Agent agrees to, in each case at the Company’s expense and solely with respect to the security interests in and Liens on the Released Collateral granted in favor of the Collateral Agent (for the benefit of the Secured Parties, as defined in the Existing Credit Agreement) pursuant to the Aircraft Mortgages (as defined in the Existing Credit Agreement), (i) file UCC termination statements to terminate any UCC financing statements filed pursuant to the Existing Credit Agreement, the Aircraft Mortgages and the Mortgaged Aircraft Operating Agreement (as defined in the Existing Credit Agreement), (ii) execute and deliver to the Company (or its designee) in recordable form, customary releases reasonably requested by the Company in respect of the Aircraft Mortgages, and the Company (or its designee) is hereby authorized to file such releases with the appropriate authority upon such execution and delivery by the Collateral Agent, (iii) discharge all international interests registered with the International Registry and (iv) take such additional steps as may from time to time reasonably be requested by the Company to evidence the release of the Released Collateral from any mortgages, Liens, pledges, assignments or security interests in favor of the Collateral Agent (for the benefit of the Secured Parties) under any of the Loan Papers. All such terminations, notices and releases shall be prepared and, if applicable, filed at the expense of the Company.
(b)    Effective as of the Fifth Amendment Effective Date, the Collateral Agent (as defined in the Existing Credit Agreement) discharges any International Interests created by the Security Agreement and registered on the International Registry against the collateral in favor of the Collateral Agent.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SOUTHWEST AIRLINES CO.

By:	/s/ Dean Jenkins
	Name:	Dean Jenkins
	Title:	Vice President Finance & Treasurer

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

JPMORGAN CHASE BANK, N.A., as a Bank, an
Issuing Bank, a Co-Administrative Agent, the Paying Agent and the Collateral Agent

By:	/s/ Cristina Caviness
	Name:	Cristina Caviness
	Title:	Executive Director

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

CITIBANK, N.A., as a Bank, an Issuing Bank and a Co-
Administrative Agent

By:	/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Vice President

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

BARCLYAS BANK PLC, as a Bank

By:	/s/ Charlene Saldanha
	Name:	Charlene Saldanha
	Title:	Vice President

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

Bank of America, N.A., as a Bank

By:	/s/ Prathamesh Kshirsagar
	Name:	Prathamesh Kshirsagar
	Title:	Director

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

BNP, Paribas, as a Bank

By:	/s/ Robert Papas
	Name:	Robert Papas
	Title:	Managing Director

By:	/s/ Ahsan Avais
	Name:	Ahsan Avais
	Title:	Director

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

MORGAN STANLEY BANK N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Jonathan Dworkin
	Name:	Jonathan Dworkin
	Title:	Authorized Signatory

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

U.S. Bank National Association, as a Bank

By:	/s/ Ken Gorski
	Name:	Ken Gorski
	Title:	Vice President

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Bank

By:	/s/ Adam Spreyer
	Name:	Adam Spreyer
	Title:	Director

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

Comerica Bank

By:	/s/ Gerald R. Finney Jr.
Gerald R. Finney Jr.
Senior Vice President

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

Standard Chartered Bank, as a Bank

By:	/s/ Powell Robinson
Powell Robinson
Regional Head, Financing Solutions-
Americas

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

Sumitomo Mitsui Banking Corporation, as a Bank

By:	/s/ Laurent Levy
Laurent Levy
Managing Director

[Signature page to Southwest Airlines
Fifth Amendment to Revolving Credit Facility Agreement]

Execution Version

ANNEX I
AMENDED AND RESTATED CREDIT AGREEMENT

[See attached]

ANNEX I

$1,000,000,000 REVOLVING CREDIT FACILITY AGREEMENT

among

SOUTHWEST AIRLINES CO.,

THE BANKS PARTY HERETO,

BARCLAYS BANK PLC,
as Syndication Agent,

BANK OF AMERICA, N.A.,
BNP PARIBAS,
GOLDMAN SACHS BANK USA,
MORGAN STANLEY SENIOR FUNDING, INC.,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, N.A.,
as Documentation Agents

and

JPMORGAN CHASE BANK, N.A.
and
CITIBANK, N.A.,
as Co-Administrative Agents

and

JPMORGAN CHASE BANK, N.A.,
as Paying Agent

As of August 3, 2016,

as amended by First Amendment dated March 30, 2020,

Second Amendment dated November 23, 2020,

Third Amendment dated July 28, 2021,

Fourth Amendment dated July 19, 2022, and

Fifth Amendment dated August 4, 2023

JPMORGAN CHASE BANK, N.A.
and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Bookrunners

Table of Contents

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1
Section 1.1 Certain Defined Terms	1
Section 1.2 Computation of Time Periods	21
Section 1.3 Interest Rates	21
Section 1.4 Classification of Loans and Borrowings	21
Section 1.5 Divisions	21

ARTICLE IV CONDITIONS OF LENDING	44
Section 4.1 Conditions Precedent	44
Section 4.2 Conditions Precedent to Each Committed Borrowing	45

Section 4.3 Conditions Precedent to Each Letter of Credit Issuance	46

ARTICLE VII EVENTS OF DEFAULT; REMEDIES	55
Section 7.1 Events of Default	55
Section 7.2 Remedies Upon Default	56
Section 7.3 Remedies in General	57

ii

Section 8.9 Co-Administrative Agents and Documentation Agent	61

SCHEDULES

Location of Lending Office; Notice Information	Schedule I
Pool Assets	Schedule II
Commitments	Schedule III

EXHIBITS

Form of Notice of Committed Borrowing	Exhibit A
Form of Note	Exhibit B
Form of Company’s Internal Counsel Opinion	Exhibit C-1
Form of Company’s Outside Counsel Opinion	Exhibit C-2
Form of Agents’ Counsel Opinion	Exhibit C-3
Form of Financial Report Certificate	Exhibit D
Form of Assignment and Assumption	Exhibit E
Form of Appraisal	Exhibit F
Form of U.S. Tax Compliance Certificate – Foreign Banks (Not Partnerships)	Exhibit G-1
Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)	Exhibit G-2
Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Not Partnerships)	Exhibit G-3
Form of U.S. Tax Compliance Certificate – Foreign Banks (Partnerships)	Exhibit G-4
Form of Increased Facility Activation Notice	Exhibit H-1
Form of New Bank Supplement	Exhibit H-2
iii

REVOLVING CREDIT FACILITY AGREEMENT
REVOLVING CREDIT FACILITY AGREEMENT, dated as of August 3, 2016 (as amended by FIRST AMENDMENT, dated as of March 30, 2020, SECOND AMENDMENT, dated as of November 23, 2020, THIRD AMENDMENT, dated as of July 28, 2021, FOURTH AMENDMENT, dated as of July 19, 2022 and FIFTH AMENDMENT, dated as of August 4, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among SOUTHWEST AIRLINES CO. (the “Company”), the Banks (as herein defined), JPMORGAN CHASE BANK, N.A., as Paying Agent (as herein defined), JPMORGAN CHASE BANK, N.A. and CITIBANK, N.A., as co-administrative agents for the Banks (in such capacity, the “Co-Administrative Agents”), BARCLAYS BANK PLC, as syndication agent for the Banks (in such capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., BNP PARIBAS, GOLDMAN SACHS BANK USA, MORGAN STANLEY SENIOR FUNDING, INC., U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, N.A., as documentation agents for the Banks (collectively, in such capacity, the “Documentation Agents”).
The Company has requested the Banks to extend credit to the Company in order to enable it to borrow on a revolving credit basis and to obtain letters of credit on and after the Effective Date and at any time and from time to time prior to the Termination Date (each as herein defined) in an aggregate principal amount not in excess of the Commitments outstanding at such time. The Banks are willing to extend such credit to the Company on the terms and conditions herein set forth. Accordingly, the Company, the Agents (as herein defined), and the Banks agree as follows:

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

Section 1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Additional Commitment Bank” is defined in Section 2.25(c).
“Adjusted Daily Simple SOFR Rate” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Pre-Tax Income” of any Person means, with respect to any period, income before income taxes of such Person for such period, but excluding (i) any gain or loss arising from the sale of capital assets other than capital assets consisting of Aircraft, (ii) any gain or loss arising from any write-up or write-down of assets, (iii) income or loss of any other Person, substantially all of the assets of which have been acquired by such Person in any manner, to the extent that such income or loss was realized by such other Person prior to the date of such acquisition, (iv) income or loss of any other Person (other than a Subsidiary) in which such Person has an ownership interest, (v) the income or loss of any other Person to which assets of such Person shall have been sold, transferred, or disposed of, or into which such Person shall have merged, to the extent that such income or loss arises prior to the date of such transaction, (vi) any gain or loss arising from the acquisition of any securities of such Person, (vii) gains or losses reported as extraordinary in accordance with GAAP not previously excluded in clauses (i) through (vi), and (viii) the cumulative effect of changes in accounting methods permitted by GAAP during such period. Notwithstanding the foregoing, the determination of income before income taxes for any period shall be adjusted by any pre-tax non-GAAP financial measures for such period as identified in “Reconciliation of Reported Amounts to Non-GAAP Financial Measures” contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s filings in respect of such period on Form 10-Q or Form 10-K with the Securities and Exchange Commission.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Questionnaire” means an Administrative Questionnaire in a form satisfactory to the Paying Agent, which each Bank shall complete and provide to the Paying Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person. For purposes of this definition, “control” of a Person shall mean having the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of voting equity, by contract, or otherwise.
“Agents” means the Paying Agent, the Co-Administrative Agents, the Syndication Agent, the Documentation Agents, the Fifth Amendment Syndication Agents, the Fifth Amendment Documentation Agents and the Fifth Amendment Arrangers.
“Agreed Maximum Rate” means, for any date, 2% per annum above the interest rate then applicable to Alternate Base Loans.
“Agreement” has the meaning assigned to it in the preamble hereto.
“Aircraft” means, collectively, airframes and aircraft engines now owned or hereafter acquired by the Company, together with all appliances, equipment, instruments, and accessories (including radio and radar, but excluding passenger convenience equipment) from time to time belonging to, installed in, or appurtenant to such airframes and aircraft engines; provided, however, the term “Aircraft” shall not include airframes and engines leased by the Company.
“Aircraft Rentals” means the operating expense attributable to aircraft rentals, calculated in accordance with the line item described as such in the Current Financials.
“Alternate Base Loan” means any Committed Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Article II.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) (giving effect to any floor in such rate) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.10 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.10(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. For purposes hereof: “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Fed Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Paying Agent) or any similar release by the Fed Reserve Board (as determined by the Paying Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Ancillary Document” has the meaning assigned to it in Section 9.17(b).
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of an Alternate Base Loan and such Bank’s Term Benchmark Lending Office in the case of a Term Benchmark Loan.
“Applicable Percentage” means, with respect to any Bank, the percentage of the Total Commitments represented by such Bank’s Commitment; provided that, in the case of Section 2.22 when a Defaulting Bank shall exist, “Applicable Percentage” shall mean the percentage of the Total Commitments (disregarding any Defaulting Bank’s Commitment pursuant to Section 2.22) represented by such Bank’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Bank’s status as a Defaulting Bank at the time of determination.
“Applicable Rate” means the relevant rate determined by reference to the Index Debt Rating in effect on such date as set forth below:

Index Debt Ratings S&P/Moody’s	Applicable Rate (Term Benchmark Loans)	Applicable Rate (Alternate Base Loans)	Commitment Fee Rate
A2/A or better	0.875%	0.000%	0.070%
A3/A-	1.000%	0.000%	0.090%
Baa1/BBB+	1.250%	0.250%	0.125%
Baa2/BBB	1.500%	0.500%	0.150%
Baa3/BBB or below	2.000%	1.000%	0.200%

Each change in the Applicable Rate shall apply during the period commencing on the date that is three Business Days after the effective date of the applicable change to the Index Debt Rating and ending on the date immediately preceding the effective date of the next change to the Applicable Rate. If the rating system of Moody’s or S&P shall change, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change.

“Application” means an application, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit. Each Issuing Bank shall furnish to the Company a form of Application satisfactory to it promptly following the request therefor by the Company.
“Appraisal” means a “desk-top” appraisal report addressed to the Paying Agent and substantially in the form of Exhibit F, which will not include physical inspection of aircraft, engines or maintenance records and will assume the equipment is half life in its maintenance cycle, dated the date of delivery of such report to the Banks pursuant to the terms of this Agreement, by one or more independent appraisal firms of recognized national standing selected by the Company (such firm to be reasonably satisfactory, at the time of such Appraisal, to the Paying Agent) setting forth the fair market value, as determined in accordance with the definition of “current market value” promulgated by the International Society of Transport Aircraft Trading, as of the date of such appraisal, of each Pool Asset or a proposed Pool Asset, as the case may be.
“Appraisal Delivery Date” means (a) the Effective Date, (b) the First Amendment Effective Date, (c) each anniversary of the First Amendment Effective Date (other than such date falling in the year of the Termination Date) and (d) each date of replacement, removal or addition of any Pool Asset if such Pool Asset is an airframe or an airframe and one or more engines installed thereon.
“Appraised Value” means, as of any date of determination, (a) in respect of all Pool Assets, the aggregate current market value as of such date of such Pool Assets and (b) in respect of any Pool Asset or proposed Pool Asset, as the case may be, the current market value as of such date of such Pool Asset or proposed Pool Asset, as applicable, in each case, as provided in the most recently delivered Appraisal.
“Assignment and Assumption” is defined in Section 9.11(c).
“Auditors” means independent certified public accountants of recognized national standing selected by the Company.
“Available Revolving Commitment” means, as to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank’s Commitment then in effect over (b) such Bank’s Revolving Credit Exposure then outstanding.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.10.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the

implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banks” means those banks and other financial institutions signatory hereto and other banks or financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement.
“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.10.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Paying Agent for the applicable Benchmark Replacement Date:
(1)        the Adjusted Daily Simple SOFR Rate;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Paying Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Papers.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Paying Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Paying Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Paying Agent in a manner substantially consistent with market practice (or, if the Paying Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Paying Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Paying Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Papers).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 2.10.
“Borrowing” means a Committed Borrowing.
“Borrowing Date” means the Business Day on which the proceeds of any Borrowing are to be made available to the Company.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, in addition to the foregoing, a Business Day shall be, in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Administrative Agents” is defined in the introduction to this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral Coverage Test” means, on any date, the requirement that the Appraised Value of the Pool Assets on such date shall not be less than an amount equal to 1.25 times the Total Commitment on such date (or, after termination of the Commitments, the sum of the aggregate outstanding amount of Loans and L/C Obligations).

“Collateral Coverage Test Cure Period” is defined in Section 6.12.
“Commitment” means, with respect to each Bank, the obligation of such Bank to make Loans and to issue or participate in Letters of Credit in the aggregate principal and/or face amount set forth opposite the name of such Bank on Schedule III, and, if applicable, amendments hereto, as such amount may be permanently terminated or reduced from time to time pursuant to Section 2.5 and Section 7.2, as such amount may be obtained or increased from time to time pursuant to Section 2.24, and as such amount may be increased or reduced from time to time by assignment or assumption pursuant to Section 2.23(b) and Section 9.11(c). The Commitments shall automatically and permanently terminate on the Termination Date.
“Commitment Fee” is defined in Section 2.4.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans from each of the Banks distributed ratably among the Banks in accordance with their respective Commitments.
“Committed Loan” means a loan by a Bank to the Company pursuant to Section 2.1, and shall be either a Term Benchmark Loan or an Alternate Base Loan.
“Communications” is defined in Section 9.2.
“Company” is defined in the introduction to this Agreement.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Coverage Ratio” means, as of any date, the ratio of (i) for the four fiscal quarter period for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10(a) and Section 6.10(b), the Company’s and its Subsidiaries’ consolidated Adjusted Pre-Tax Income, plus Aircraft Rentals, plus consolidated Net Interest Expense, and depreciation and amortization, and minus cash dividends paid by the Company, to (ii) the Company’s and its Subsidiaries’ consolidated Net Interest Expense and Aircraft Rentals for such four-quarter period.
“Current Financials” means the Financial Statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2022.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.
“Debt” means, without duplication, (a) any indebtedness for borrowed money or incurred in connection with the acquisition or construction of any Property, (b) any obligation under any lease of any

Property entered into after the date of this Agreement which is required under GAAP to be capitalized on the lessee’s balance sheet, and (c) any direct or indirect guarantee or assumption of indebtedness or obligations described in clause (a) or (b), including without limitation any agreement to provide funds to or otherwise assure the ability of an obligor to repay indebtedness or meet its obligations.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.
“Default” means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.
“Defaulting Bank” means any Bank, as determined by the Paying Agent, that (a) has failed, in the determination of the Paying Agent, which determination shall be conclusive subject to manifest error, to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Paying Agent in writing that such failure is the result of such Bank’s reasonable determination that one or more conditions precedent to funding has not been satisfied, (b) has notified the Company, the Paying Agent, any Issuing Bank or any Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s reasonable determination that a condition precedent to funding cannot be satisfied) or generally under agreements in which it has committed to extend credit, (c) has failed, within three Business Days after written request by the Paying Agent (whether acting on its own behalf or at the reasonable request of the Company (it being understood that the Paying Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that any such Bank shall cease to be a Defaulting Bank under this clause (c) upon receipt of such confirmation by the Paying Agent, (d) has otherwise failed to pay over to the Paying Agent or any other Bank any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. No Bank shall be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in such Bank or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.
“Documentation Agents” is defined in the introduction to this Agreement.
“dollars” and the symbol “$” mean the lawful currency of the United States of America.
“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” on Schedule I to this Agreement or such other office of such Bank as such Bank may from time to time specify to the Company and the Paying Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions set forth in Section 4.1 are first met, which date is August 3, 2016.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Affiliate Assignee” means, with respect to any Bank, an Affiliate thereof that is: (i) a commercial bank organized under the Laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the Laws of France, Germany, the Netherlands or the United Kingdom, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in such country or the United States; or (iii) a commercial bank organized under the Laws of any other country which is a member of the OECD, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the United States.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any of the events described in Article VII, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.
“Excluded Taxes” means with respect to any payment made by the Company under this Agreement or any Loan Papers, any of the following Taxes imposed on or with respect to the Paying Agent, a Bank or an Issuing Bank: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America (including a state, locality or other political subdivision thereof), or by the jurisdiction (including a state, locality or other political subdivision thereof) under the laws of which such Paying Agent, Bank or Issuing Bank is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Company is located, (c) in the case of a Foreign Bank (other than an assignee pursuant to a request by the Company under Section 2.23), any U.S. Federal withholding Taxes resulting from any Law in effect on the date such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank’s failure to comply with Section 2.18(f), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Taxes pursuant to Section 2.18(a), (d) Other Connection Taxes, and (e) any U.S. withholding Taxes imposed by reason of FATCA.

“Existing Bank” is defined in Section 2.24(c).
“Existing Credit Agreement” means the Revolving Credit Facility Agreement, dated as of April 2, 2013, among the Company, the banks party thereto and the agents referred to therein.
“Existing Termination Date” is defined in Section 2.25(a).
“Extended Termination Date” is defined in Section 2.25(a).
“Extension Date” is defined in Section 2.25(d).
“FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (including any amendment or successor to any such Section so long as such amendment or successor is substantially similar or comparable to the reporting and withholding (and related) obligations of Sections 1471 through 1474 of the Code as of the date of this Agreement and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder or published administrative guidance or any other official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.
“Fed Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fifth Amendment” means Fifth Amendment to Credit Agreement dated as of the Fifth Amendment Effective Date.
“Fifth Amendment Arrangers” has the meaning assigned to it in the Fifth Amendment.
“Fifth Amendment Documentation Agents” has the meaning assigned to it in the Fifth Amendment.
“Fifth Amendment Syndication Agents” has the meaning assigned to it in the Fifth Amendment.

“Fifth Amendment Effective Date” means August 4, 2023, the date on which all conditions precedent set forth in Section 4 of the Fifth Amendment are satisfied.
“Financial Report Certificate” means a certificate substantially in the form of Exhibit D.
“Financial Statements” means balance sheets, income and loss statements, statements of stockholders’ equity, and statements of cash flow prepared in accordance with GAAP and in comparative form to the corresponding period of the preceding fiscal year.
“First Amendment” means First Amendment to Credit Agreement dated as of the First Amendment Effective Date.
“First Amendment Effective Date” means March 30, 2020, the date on which all conditions precedent set forth in Section 4 of the First Amendment are satisfied.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR Rate shall be 1.00%.
“Foreign Bank” is defined in Section 2.18.
“Fourth Amendment” means Fourth Amendment to Credit Agreement dated as of the Fourth Amendment Effective Date.
“Fourth Amendment Effective Date” means July 19, 2022, the date on which all conditions precedent set forth in Section 4 of the Fourth Amendment are satisfied.
“GAAP” means generally accepted accounting principles in the United States which are applicable as of the date in question for the purpose of the definition of “Financial Statements.”
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit H-1.
“Increased Facility Bank” is defined in Section 2.24(c).
“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Papers and (b) Other Taxes.
“Index Debt” means senior, unsecured, non-credit enhanced debt with an original term of longer than one year issued by the Company.

“Index Debt Rating” means, as of any date, the rating that has been most recently announced by S&P and Moody’s for the Index Debt of the Company. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect an Index Debt Rating, the Applicable Rate shall be determined by reference to the available rating; (b) if the Index Debt Ratings established by S&P and Moody’s shall fall within different levels, the Applicable Rate shall be based upon the higher rating, except that if the difference is two or more levels, the Applicable Rate shall be based on the rating that is one level below the higher rating; (c) if any Index Debt Rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the rating for the Index Debt announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be; and (e) if neither S&P nor Moody’s shall have in effect an Index Debt Rating, the Applicable Rate shall be set in accordance with the lowest level rating and highest percentage rate set forth in the table in the definition of “Applicable Rate”.
“Initial Issuing Banks” means, collectively, JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC, Wells Fargo Bank, N.A. and Bank of America, N.A.
“Interest Payment Date” means (i) with respect to any Alternate Base Loan, each Quarterly Payment Date, or if earlier the Termination Date or the date of prepayment of such Loan or conversion of such Loan to a Term Benchmark Loan and (ii) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable thereto and, in the case of a Term Benchmark Loan with an Interest Period longer than three months each day that would have been the Interest Payment Date for such Loan had successive Interest Periods of three months been applicable to such Loan, or if earlier, the Termination Date or the date of prepayment of such Loan or conversion of such Loan to an Alternate Base Loan.
“Interest Period” means, as to any Term Benchmark Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan), as the Company may elect; provided, that (a) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Term Benchmark Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no tenor that has been removed from this definition pursuant to Section 2.10(e) shall be available for specification in any Notice of Committed Borrowing and (d) no Interest Period may be selected that ends later than the Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Issuing Bank” means each Initial Issuing Bank and each other Bank approved by the Company and that has agreed in writing to act as an “Issuing Bank” hereunder (in each case, through itself or through one of its designated affiliates or branch offices). Each reference herein to “the Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.
“L/C Commitment” means $300,000,000.
“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit, if any, and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

The L/C Obligations of any Bank at any time shall be its Applicable Percentage of the L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Company and each Bank shall remain in full force and effect until the Issuing Bank and the Banks shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“L/C Participants” means the collective reference to all the Banks other than the Issuing Bank.
“Laws” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.
“Letters of Credit” is defined in Section 3.1(a).
“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of any Person under, any conditional sale or other title retention agreement or lease with respect to any Property or asset of such Person. For avoidance of doubt, (i) the filing of a Uniform Commercial Code financing statement by a Person that is not entitled or authorized in accordance with the applicable Uniform Commercial Code to file such financing statement or (ii) any Uniform Commercial Code financing statement that has not been terminated as of record after the underlying Lien has been released shall not, in and of itself, constitute a Lien; provided that the Company agrees to use commercially reasonable efforts to have such financing statement terminated promptly after it becomes aware of existence of such financing statement.
“Litigation” means any action conducted, pending, or threatened by or before any Tribunal.
“Loan” means a Committed Loan, a Term Benchmark Loan, or an Alternate Base Loan.
“Loan Papers” means, on any date of determination (i) this Agreement, certificates delivered pursuant to this Agreement and exhibits and schedules hereto, (ii) any notes, guaranties, and other agreements in favor of the Agents and/or the Banks delivered in connection with this Agreement to the extent not terminated or released in accordance with their respective terms, (iii) any Letters of Credit and (iv) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing (in each case in accordance with the applicable terms thereof), but in each case of (i) through (iv) preceding, specifically excluding any and all (a) release agreements, (b) termination agreements, (c) agreements granting or perfecting any lien securing Obligations for the benefit of any of the Agents or Banks that that are terminated on or prior to the Fifth Amendment Effective Date and/or all certificates, exhibits and schedules related to any of the foregoing agreements described in clauses (a), (b) and (c) preceding.
“Majority Banks” means, at any time, Banks having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Material Adverse Change” or “Material Adverse Effect” means an act, event or circumstance which materially and adversely affects the business, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis or the ability of the Company to perform its obligations under this Agreement or any Loan Paper.
“Material Subsidiary” means, at any time, any Subsidiary of the Company having at such time (i) total assets, as of the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10, having a net book value greater than or equal to 10% of the total assets of the Company and all of its Subsidiaries on a consolidated basis, (ii) Adjusted Pre-Tax Income, as of the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10, greater than or equal to 10% of the total Adjusted Pre-Tax Income of the Company and all of its Subsidiaries on a consolidated basis or (iii) any Pool Assets.
“Moody’s” means Moody’s Investors Service, Inc. (or any successor thereto).
“Net Interest Expense” means the greater of (a) zero and (b) interest expense minus interest income, excluding in either case capitalized interest, but including payments in the nature of interest under capital leases if and to the extent characterized as such in accordance with GAAP.
“New Bank” is defined in Section 2.24(b).
“New Bank Supplement” is defined in Section 2.24(b).
“Non-Extending Bank” is defined in Section 2.25(b).
“Note” means a promissory note which a Bank may require the Company to execute in accordance with Section 2.7(b), payable to the order of such Bank, in substantially the form of Exhibit B hereto, with the blanks appropriately completed, to evidence the aggregate indebtedness of the Company to such Bank resulting from the Committed Loans made by such Bank to the Company, together with all modifications, extensions, renewals, and rearrangements thereof.
“Notice Deadline” is defined in Section 2.25(b).
“Notice of Committed Borrowing” is defined in Section 2.2.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Paying Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligation” means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Agents and Banks, or any or some of them, by the Company, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof.
“OECD” means the Organization for Economic Cooperation and Development as constituted on the date hereof (excluding Mexico, Poland and the Czech Republic).
“Officer’s Certificate” means a certificate signed in the name of the Company by either its Chairman, its Chief Executive Officer, its Chief Financial Officer, its President, one of its Vice Presidents, its Treasurer, or its Assistant Treasurer, in each case without personal liability.
“Original Termination Date” means August 4, 2028.
“Other Connection Taxes” means with respect to the Paying Agent, any Bank or any Issuing Bank, as the case may be, Taxes imposed as a result of a present or former connection between the Paying Agent, such Bank or such Issuing Bank, as the case may be, and the jurisdiction imposing such Taxes (other than a connection arising solely from the Paying Agent, such Bank or such Issuing Bank having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Papers, or, in each case in accordance with and subject to the provisions of this Agreement, sold or assigned an interest in any Loan Papers).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Loan Papers, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than Other Connection Taxes imposed with respect to an assignment under Section 2.23).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant Register” is defined in Section 9.11(b).
“Paying Agent” means JPMorgan Chase Bank, N.A. or any successor to JPMorgan Chase Bank, N.A. appointed in accordance with the provisions of Section 8.6, in each case, as the paying agent for the Banks under this Agreement and the other Loan Papers.
“Payment” has the meaning assigned to it in Section 8.7.
“Payment Notice” has the meaning assigned to it in Section 8.7.
“Permitted Liens” means: (a) Liens for taxes, assessments and governmental charges or levies which either are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; (b) Liens securing judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 7.1(d); (c) Liens securing all or any portion of the Obligations under this Agreement; (d) Liens constituting normal operational usage of the affected Property, including charter, third party maintenance, storage, leasing, pooling or interchange thereof; (e) Liens imposed by law such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, provided that no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect thereto, or (ii) are being contested in good faith and for which adequate reserves are established in accordance with GAAP; and (f) salvage or similar rights of insurers under the insurances required to be maintained pursuant to any Loan Papers or otherwise.

“Person” means and includes an individual, partnership, joint venture, corporation, trust, limited liability company or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.
“Plan” means any plan defined in Section 4021(a) of ERISA in respect of which the Company is an “employer” or a “substantial employer” as such terms are defined in ERISA.
“Pool Assets” means assets of the Company and any of its Wholly Owned Domestic Subsidiaries listed on Schedule II, to the extent modified pursuant to Section 6.12, and shall include only Specified Equipment owned legally by the Company and any of its Wholly Owned Domestic Subsidiaries.
“Prime Rate” is defined in the definition of the term Alternate Base Rate.
“Principal Office” of the Paying Agent means 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713-2107, or such other office as the Paying Agent may hereafter designate from time to time as its “Principal Office” by notice to the Company and the Banks.
“Property” means all types of real, personal, tangible, intangible, or mixed property.
“Quarterly Payment Date” means the 15th day of each March, June, September and December of each year, the first of which shall be the first such day after the Effective Date.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Paying Agent in its reasonable discretion.
“Register” is defined in Section 9.11(e).
“Regulation D” means Regulation D of the Fed Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulatory Change” means, with respect to any Bank, (a) any adoption or change after the Effective Date of or in United States federal, state or foreign laws, rules, regulations (including Regulation D) or guidelines applying to a class of banks including such Bank, (b) the adoption or making after the Effective Date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state or foreign laws, rules, regulations or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign laws, rules, regulations or guidelines applying to a class of banks including such Bank by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof.

“Reimbursement Obligation” means the obligation of the Company to reimburse the Issuing Bank pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Relevant Anniversary Date” is defined in Section 2.25(a).
“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any Adjusted Daily Simple SOFR Rate Loan, the Adjusted Daily Simple SOFR Rate.
“Request Date” is defined in Section 2.25(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revolving Credit Exposure” means, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank’s Loans and its L/C Obligations at such time.
“Rights” means rights, remedies, powers, and privileges.
“S&P” means Standard & Poor’s Financial Services LLC and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Senior Officer” means, in each case for the Company, its Chief Executive Officer, Chief Financial Officer, President, Treasurer, or its Assistant Treasurer.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Specified Equipment” means aircraft consisting of the Boeing 737-700, Boeing 737-800, Boeing 737 MAX 7 and Boeing 737 MAX 8 models (and any later generation model of any thereof), including, its related engines; provided that aircraft that is Boeing 737 MAX 7 or Boeing 737 MAX 8 may constitute Specified Equipment solely to the extent that the applicable model is issued an airworthiness certificate by the FAA confirming that it is certified to fly.
“Subsidiary” of a Person means any entity of which an aggregate of more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person.
“Successor Company” is defined in Section 6.14(a).
“Syndication Agent” is defined in the introduction to this Agreement.
“Taxes” means all present or future taxes, assessments, fees, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes or any other goods and services, use or sales taxes, assessments, fees or other charges at any time imposed by any Laws or Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Benchmark Lending Office” means, with respect to each Bank, the branches or affiliates of such Bank which such Bank has designated on Schedule I as its “Term Benchmark Lending Office” or may hereafter designate from time to time as its “Term Benchmark Lending Office” by notice to the Company and the Paying Agent.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Paying Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR

Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” means, the earlier of (a) the Original Termination Date, subject to extension thereof pursuant to Section 2.25, and (b) the date of termination in whole of the Total Commitment pursuant to Section 2.5 or Section 7.2; provided, however, that the Termination Date of any Bank that is a Non-Extending Bank with respect to any requested extension pursuant to Section 2.25 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.
“Total Commitment” means at any time the aggregate amount of the Banks’ Commitments, as in effect at such time.
“Tribunal” means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.
“Type” refers to the distinction between Committed Loans or Committed Borrowings that are Alternate Base Loans or Committed Borrowings consisting of Alternate Base Loans, on the one hand, and Committed Loans or Committed Borrowings that are Term Benchmark Loans or Committed Borrowings consisting of Term Benchmark Loans, on the other.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“United States” and “U.S.” each means United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Tax Compliance Certificate” is defined in Section 2.18.
“Wholly Owned Domestic Subsidiary” means a Wholly Owned Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withholding Agent” means the Company and the Paying Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
Section 1.3    Interest Rates. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.10(b) provides a mechanism for determining an alternative rate of interest. The Paying Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Paying Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Paying Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.4    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan”), and Borrowings also may be classified and referred to by class (e.g., a “Term Benchmark Borrowing”).
Section 1.5    Divisions. For all purposes under the Loan Papers, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II LOANS

Section 2.1    Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make revolving credit loans in dollars to the Company, at any time and from time to time on and after the Effective Date and until the earlier of the Termination Date and the termination of the Commitment of such Bank in accordance with the terms hereof. Notwithstanding the foregoing, (a) the aggregate principal amount at any time outstanding of all Committed Loans of a Bank shall not exceed such Bank’s Commitment and (b) the Total Commitment shall be deemed used from time to time to the extent of the L/C Obligations, and such deemed use of the Total Commitment shall be applied to the Banks ratably according to their respective Commitments, subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Committed Loans made by all Banks and (y) the L/C Obligations exceed (B) the Total Commitment, and (ii) at all times the outstanding aggregate principal amount of all Committed Loans made by a Bank shall equal the product of (x) the percentage which its Commitment represents of the Total Commitment times (y) the outstanding aggregate principal amount of all Committed Loans obligated to have been made by all Banks.
Within the foregoing limits, the Company may borrow, repay, prepay, and reborrow hereunder, on and after the Effective Date and prior to the Termination Date, subject to the terms, provisions, and limitations set forth herein.
Section 2.2    Committed Borrowing Procedure. In order to effect a Committed Borrowing, the Company shall hand deliver, telecopy or e-mail to the Paying Agent a duly completed request for Committed Borrowing, substantially in the form of Exhibit A hereto (a “Notice of Committed Borrowing”), (i) in the case of Term Benchmark Loans, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the Borrowing Date specified for a proposed Committed Borrowing, and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Business Day which is the Borrowing Date specified for a proposed Committed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Term Benchmark Loans, or Alternate Base Loans, (y) the Borrowing Date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $10,000,000 and shall be an integral multiple of $1,000,000) and (z) in the case of a Term Benchmark Loan, the Interest Period with respect thereto (which shall not end later than the Termination Date). If no Interest Period with respect to any Term Benchmark Loan is specified in any such Notice of Committed Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly, and in any event on the same day the Paying Agent receives a Notice of Committed Borrowing pursuant to this Section 2.2 if such notice is received by 11:00 a.m., New York City time on a Business Day and otherwise on the next succeeding Business Day, the Paying Agent shall advise the other Banks of such Notice of Committed Borrowing and of each Bank’s portion of the requested Committed Borrowing by telecopier or e-mail. Each Committed Borrowing shall consist of Loans of the same Type made on the same day and having the same Interest Period.
Section 2.3    Refinancings; Conversions.

(a)    The Company may refinance all or any part of any Loan with a Loan of the same or a different type made pursuant to Section 2.2, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Loan or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.17 with the proceeds of a new Borrowing hereunder and the proceeds of the new Loan, to the extent they do not exceed the principal amount of the Loan being refinanced, shall not be paid by the Banks to the Paying Agent or by the Paying Agent to the Company pursuant to Section 2.6(c); provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Paying Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Paying Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, (iii) to the extent any Bank fails to pay the Paying Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.17 to the extent of such failure and the Company shall pay such amount to the Paying Agent pursuant to Section 2.17 and (iv) to the extent the Company fails to pay to the Paying Agent any amounts due in accordance with Section 2.17 as a result of the failure of a Bank to pay the Paying Agent any amounts due as described in (iii) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Paying Agent amounts due from it pursuant to (i) above to the full extent of such Bank’s portion of such refinanced Loan.
(b)    Subject to the conditions and limitations set forth in this Agreement, the Company shall have the right from time to time to convert all or part of one Type of Committed Loan into another Type of Committed Loan or to continue all or a part of any Committed Loan that is a Term Benchmark Loan from one Interest Period to another Interest Period by giving the Paying Agent written notice (by means of a Notice of Committed Borrowing) (i) in the case of Term Benchmark Loans, not later than 11:00 a.m., New York City time, three Business Days before the date specified for such proposed conversion or continuation, and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Business Day which is the date specified for such proposed conversion or continuation. Such notice shall specify (A) the proposed date for conversion or continuation, (B) the amount of the Committed Loan to be converted or continued, (C) in the case of conversions, the Type of Committed Loan to be converted into, and (D) in the case of a continuation of or conversion into a Term Benchmark Loan, the duration of the Interest Period applicable thereto; provided that (1) Term Benchmark Loans may be converted only on the last day of the applicable Interest Period, (2) except for conversions to Alternate Base Loans, no conversion shall be made while a Default or Event of Default has occurred and is continuing and no continuations of any Term Benchmark Loan from one Interest Period to another Interest Period shall be made while a Default or Event of Default has occurred and is continuing, unless such conversion or continuation has been approved by Majority Banks, and (3) each such conversion or continuation shall be in an amount not less than $10,000,000 and shall be an integral multiple of $1,000,000. All notices given under this Section shall be irrevocable. If the Company shall fail to give the Paying Agent the notice as specified above for continuation or conversion of a Term Benchmark Loan prior to the end of the Interest Period with respect thereto, such Term Benchmark Loan shall automatically be converted into an Alternate Base Loan on the last day of the Interest Period for such Term Benchmark Loan.
Section 2.4    Fees. The Company agrees to pay to each Bank, through the Paying Agent, on each Quarterly Payment Date and on the Termination Date in arrears, in immediately available funds, a commitment fee (a “Commitment Fee”) calculated by multiplying the Applicable Rate by the amount of the average daily Available Revolving Commitment of such Bank during the preceding three-month period (or shorter period commencing with the Effective Date and/or ending with the Termination Date). All Commitment Fees shall be computed by the Paying Agent on the basis of the actual number of days elapsed in a year of 360 days, and shall be conclusive and binding for all purposes, absent manifest error. The Commitment Fee due to each Bank shall commence to accrue on the Effective Date and shall cease to accrue on the Termination Date or, if earlier, the date of the termination of the Commitment of such Bank as provided herein.

Section 2.5    Termination and Reduction of Commitments.
(a)    Subject to Section 2.11(b), the Company may permanently terminate, or from time to time in part permanently reduce, the Total Commitment, in each case upon at least three Business Days’ prior (or, in the case of a refinancing or new facility with one or more of the Agents, on a same-day basis with) written notice to the Paying Agent (who shall promptly forward a copy thereof to each Bank); provided that the Company shall not terminate or reduce the Total Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, any Bank’s Revolving Credit Exposure would exceed its Commitment. Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. Each such partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $10,000,000 and in an integral multiple of $1,000,000.
(b)    On the Termination Date the Total Commitment shall be zero.
(c)    Each reduction in the Total Commitment pursuant to this Section 2.5 shall be made ratably among the Banks in accordance with their respective Commitments. Simultaneously with any termination of Commitments pursuant to this Section, the Company shall pay to the Paying Agent for account of the Banks the Commitment Fees on the amount of the Total Commitment so terminated, accrued through the date of such termination.
Section 2.6    Loans.
(a)    Each Borrowing made by the Company on any date shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $10,000,000. Committed Loans shall be made by the Banks ratably in accordance with their respective Commitments on the Borrowing Date of the Committed Borrowing; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder.
(b)    Each Committed Loan shall be a Term Benchmark Loan or an Alternate Base Loan, as the Company may request subject to and in accordance with Section 2.2 or Section 2.3(b), as applicable. Each Bank may at its option make any Term Benchmark Loan by causing any branch or Affiliate of such Bank to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement or increase the Company’s obligations to such Bank hereunder. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Loan which, if made, would result in an aggregate of more than ten separate Interest Periods being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.
(c)    Subject to Section 2.3, each Bank shall make its portion of each Committed Borrowing on the proposed Borrowing Date thereof by paying the amount required to the Paying Agent at the Principal Office in immediately available funds not later than 1:00 p.m., New York City time, and the Paying Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Company with the Paying Agent or, if Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable; provided, however, if and to the extent the Paying Agent fails to return any such amounts to a Bank on the Borrowing Date for such Borrowing, the Paying Agent shall pay interest on such unreturned amounts, for each day from such Borrowing Date to the date such amounts are returned to such Bank, at the Federal Funds Effective Rate.

(d)    The outstanding principal amount of each Committed Loan shall be due and payable on the Termination Date.
Section 2.7    Loan Accounts.
(a)    The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Absent manifest error, the loan accounts or records maintained by the Paying Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.
(b)    Upon the request of any Bank made through the Paying Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts, and upon any such request the Company shall execute and deliver such Notes to such Bank. Each such Bank shall, and is hereby authorized by the Company to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof) or in its records relating to such Note an appropriate notation evidencing the date and amount of each Committed Loan of such Bank, each payment or prepayment of principal of any Committed Loan, and the other information provided for on such schedule. The failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Committed Loans made by such Bank in accordance with the terms of the relevant Note.
Section 2.8    Interest on Loans.
(a)    Subject to the provisions of Section 2.9, each Term Benchmark Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted Term SOFR Rate for the Interest Period in effect for such Loan plus the Applicable Rate. Interest on each Term Benchmark Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Adjusted Term SOFR Rate for each Interest Period shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.
(b)    Subject to the provisions of Section 2.9, each Alternate Base Loan shall bear interest at the rate per annum equal to the Alternate Base Rate plus the Applicable Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Adjusted Term SOFR Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on each Alternate Base Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Alternate Base Rate shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.
Section 2.9    Interest on Overdue Amounts. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to (i) in the case of the principal amount of any Term Benchmark Loan, 2% above the rate otherwise applicable thereto and (ii) in all other cases, the Agreed Maximum Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Adjusted Term SOFR Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

Section 2.10    Alternate Rate of Interest.
(a)    Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.10, if:
(i)    the Paying Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR Rate; or
(ii)    the Paying Agent is advised by the Majority Banks that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Banks (or Bank) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR Rate will not adequately and fairly reflect the cost to such Banks (or Bank) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Paying Agent shall give notice thereof to the Company and the Banks by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Paying Agent notifies the Company and the Banks that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Notice of Committed Borrowing in accordance with the terms of Section 2.3, any Notice of Committed Borrowing that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Committed Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be an Notice of Committed Borrowing for (x) an Adjusted Daily Simple SOFR Rate Borrowing so long as the Adjusted Daily Simple SOFR Rate is not also the subject of Section 2.10(a)(i) or (ii) above or (y) an Alternate Base Rate Borrowing if the Adjusted Daily Simple SOFR Rate also is the subject of Section 2.10(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or Adjusted Daily Simple SOFR Rate Loan is outstanding on the date of the Company’s receipt of the notice from the Paying Agent referred to in this Section 2.10(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Paying Agent notifies the Company and the Banks that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Notice of Committed Borrowing in accordance with the terms of Section 2.3, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Paying Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Rate Borrowing so long as the Adjusted Daily Simple SOFR Rate is not also the subject of Section 2.10(a)(i) or (ii) above or (y) an Alternate Base Loan if the Adjusted Daily Simple SOFR Rate also is the subject of Section 2.10(a)(i) or (ii) above, on such day, and (2) any Adjusted Daily Simple SOFR Rate Loan shall on and from such day be converted by the Paying Agent to, and shall constitute, an Alternate Base Loan.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Paper, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Paper in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Paper in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper so long as the Paying Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Majority Banks.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Paper, the Paying Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Paper.
(d)    The Paying Agent will promptly notify the Company and the Banks of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Paying Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Paper, except, in each case, as expressly required pursuant to this Section 2.10.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Paper, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Paying Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Paying Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Paying Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Term Benchmark Borrowing of,

conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an Adjusted Daily Simple SOFR Rate Borrowing so long as the Adjusted Daily Simple SOFR Rate is not the subject of a Benchmark Transition Event or (B) an Alternate Base Rate Borrowing if the Adjusted Daily Simple SOFR Rate is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.10, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Paying Agent to, and shall constitute, (x) an Adjusted Daily Simple SOFR Rate Borrowing so long as the Adjusted Daily Simple SOFR Rate is not the subject of a Benchmark Transition Event or (y) an Alternate Base Loan if the Adjusted Daily Simple SOFR Rate is the subject of a Benchmark Transition Event, on such day.

Section 2.11    Prepayment of Loans.
(a)    Prior to the Termination Date, the Company shall have the right at any time to prepay any Committed Borrowing, in whole or in part, subject to the requirements of Section 2.14 or Section 2.15 but otherwise without premium or penalty, upon at least five Business Days prior written notice to the Paying Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing by the amount stated therein.
(b)    On the date of any termination or reduction of the Total Commitment pursuant to Section 2.5(a), the Company shall pay or prepay so much of the Loans as shall be necessary in order that the sum of (x) the aggregate principal amount of the Loans outstanding and (y) the L/C Obligations will not exceed the Total Commitment following such termination or reduction. Subject to the foregoing, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Company shall select. All prepayments under this paragraph shall be subject to Section 2.14 and Section 2.15.
(c)    All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.
Section 2.12    Reserve Requirements; Change in Circumstances.
(a)    Notwithstanding any other provision herein, if after the date of this Agreement any Regulatory Change or change in any Law (i) shall subject the Paying Agent, a Bank or an Issuing Bank to any Taxes (other than (w) Indemnified Taxes, (x) Taxes described in clauses (c) and (e) of Excluded Taxes, (y) Other Taxes and (z) Other Connection Taxes imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) shall impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement with respect to any Term Benchmark Loan against assets of, deposits with or for the account of, or credit extended by, such Bank under this Agreement, or (iii) with respect to any Term Benchmark Loan, shall impose on such Bank any other condition, cost or expense affecting this Agreement or any Term Benchmark Loan made by such Bank, and the result of any of the foregoing shall be to materially increase the actual cost to such Bank (or such Paying Agent or Issuing Bank in the case of (i)) of maintaining its Commitment or of making, converting to, continuing or maintaining any Term Benchmark Loan or to materially reduce the amount of any sum received or receivable by such Bank (or such Paying Agent or Issuing Bank in the case of (i)) hereunder (whether of principal, interest, or otherwise) in respect thereof, then the Company shall pay to the Paying Agent for the account of such Bank (or such Paying Agent or Issuing Bank in the case of (i)), within ten days following delivery to the Company of the certificate specified in paragraph (c) below by such Bank (or such Paying Agent or Issuing Bank in the case of (i)), such additional amount or amounts as will reimburse such Bank (or such Paying Agent or Issuing Bank in the case of (i)) for such increase or reduction to such Bank (or such Paying Agent or Issuing Bank in the case of (i)) to the extent reasonably allocable to this Agreement.

(b)    If any Bank shall have determined in good faith that any Regulatory Change regarding capital or liquidity requirements or compliance by any Bank (or its parent or any lending office of such Bank) with any request or directive issued subsequent to the Effective Date regarding capital or liquidity requirements (whether or not having the force of Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Bank’s (or its parent’s) capital as a consequence of its obligations hereunder to a level below that which such Bank (or its parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Bank’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Bank to be material, then from time to time, the Company shall pay to the Paying Agent for the account of such Bank, within ten days following delivery to the Company of the certificate specified in paragraph (d) below by such Bank, such additional amount or amounts as will reimburse such Bank (or its parent) for such reduction.
(c)    Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Regulatory Change and a change in Law, regardless of the date enacted, adopted or issued.
(d)    Each Bank or the Paying Agent or each Issuing Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (b) of this Section 2.12 (together with a good faith estimate of the amounts it would be entitled to claim in respect of such event) as promptly as practicable, but in any event on or before the date which is 60 days after the related Regulatory Change, change in any Law or other event; provided that (i) if such Bank or the Paying Agent or such Issuing Bank fails to give such notice by such date, such Bank or the Paying Agent or such Issuing Bank shall, with respect to compensation payable pursuant to paragraph (a) or (b) of this Section 2.12 in respect of any costs resulting from such Regulatory Change, change in any Law or other event, only be entitled to payment under paragraph (a) or (b) of this Section 2.12 for costs incurred from and after the date of such notice and (ii) such Bank or the Paying Agent or such Issuing Bank will take such reasonable actions, if any (including the designation of a different Applicable Lending Office for the Loans of such Bank affected by such event) to avoid the need for, or reduce the amount of, such compensation so long as such actions will not, in the reasonable opinion of such Bank or the Paying Agent or such Issuing Bank, be materially disadvantageous to such Bank or the Paying Agent or such Issuing Bank, as the case may be. A certificate of a Bank or the Paying Agent or such Issuing Bank setting forth in reasonable detail (i) the Regulatory Change, change in any Law or other event giving rise to any costs, (ii) such amount or amounts as shall be necessary to reimburse such Bank or the Paying

Agent or such Issuing Bank (or participating banks or other entities pursuant to Section 9.11) as specified in paragraph (a) or (b) of this Section 2.12, as the case may be, and (iii) the calculation of such amount or amounts, shall be delivered to the Company (with a copy to the Paying Agent) promptly after such Bank or the Paying Agent or such Issuing Bank determines it is entitled to payment under this Section 2.12, and shall be conclusive and binding absent manifest error. In preparing such certificate, such Bank or the Paying Agent or such Issuing Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

(e)    In the event any Bank shall seek payment pursuant to this Section 2.12 or the events contemplated under Section 2.10 or Section 2.13 shall have occurred with respect to any Bank, the Company shall have the right to replace such Bank with, and add as “Banks” under this Agreement in place thereof, one or more assignees as provided in Section 2.23(b).
(f)    Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.12 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 2.13    Change in Legality.
(a)    Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Bank to make or maintain any Term Benchmark Loan or to give effect to its obligations in respect of Term Benchmark Loans as contemplated hereby, then, by prompt written notice to the Company and to the Paying Agent, such Bank may:
(i)    declare that Term Benchmark Loans will not thereafter be made by such Bank hereunder, whereupon the Company shall be prohibited from requesting Term Benchmark Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and
(ii)    if such unlawfulness shall be effective prior to the end of any Interest Period of an outstanding Term Benchmark Loan, require that all outstanding Term Benchmark Loans with such Interest Periods made by it be converted to Alternate Base Loans, in which event (A) all such Term Benchmark Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Term Benchmark Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Term Benchmark Loans.
(b)    For purposes of this Section 2.13, a notice to the Company (with a copy to the Paying Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company. Any Bank having furnished such a notice agrees to withdraw the same promptly following any Regulatory Change that makes it lawful for such Bank to make and maintain Term Benchmark Loans.
(c)    If, with respect to any Bank, a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment of amounts pursuant to Section 2.12 or permit such Bank, pursuant to this Section 2.13, to suspend its obligation to make Term Benchmark Loans, such Bank, promptly upon becoming aware of the same, shall notify the Company thereof and shall take such steps as may reasonably be available to it (including, without limitation, changing its Applicable Lending Office) to mitigate the effects of such condition or event, provided that such Bank shall be under no obligation to take any step that, in its good faith opinion, would (a) result in its incurring any additional costs in performing its obligations hereunder and under any outstanding Loan (unless the Company has notified such Bank of the Company’s agreement to reimburse it for the same) or (b) be otherwise adverse to such Bank in a material respect.

Section 2.14    Indemnity. The Company shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (a) any failure by the Company to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Company to borrow hereunder after a Notice of Committed Borrowing pursuant to Article II has been given, (c) any payment, prepayment, or conversion of a Term Benchmark Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period for any reason, including without limitation the acceleration of outstanding Loans as a result of any Event of Default or (d) any failure by the Company for any reason (including without limitation the existence of a Default or an Event of Default) to pay, prepay or convert a Term Benchmark Loan on the date for such payment, prepayment or conversion, specified in the relevant notice of payment, prepayment or conversion under this Agreement. The indemnity of the Company pursuant to the immediately preceding sentence shall include, but not be limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Term Benchmark Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid, or converted or not borrowed, paid, prepaid or converted (based on the Adjusted Term SOFR Rate) for the period from the date of such payment, prepayment, or conversion or failure to borrow, pay, prepay or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, pay, prepay or convert, the Interest Period for the Loan which would have commenced on the date of such failure to borrow, pay, prepay or convert) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, or converted or not borrowed, paid, prepaid or converted for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts and, in reasonable detail, the computations thereof, which such Bank is entitled to receive pursuant to this Section 2.14 shall be delivered to the Company (with a copy to the Paying Agent) and shall be conclusive, if made in good faith, absent manifest error. The Company shall pay to the Paying Agent for the account of each Bank the amount shown as due on any certificate within 30 days after its receipt of the same. The obligations of the Company pursuant to this Section 2.14 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 2.15    Pro Rata Treatment. Except as permitted under Section 2.12(d) and Section 2.14 with respect to interest and Section 2.25(e) with respect to principal and interest, (a) each payment or prepayment of principal and each payment of interest with respect to a Committed Borrowing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans extended by each Bank, if any, with respect to such Committed Borrowing, and (b) conversions of Committed Loans to Committed Loans of another Type, continuations of Committed Loans that are Term Benchmark Loans from one Interest Period to another Interest Period, and Committed Loans which are not refinancings of other Loans shall be made pro rata among the Banks in accordance with their respective Commitments.
Section 2.16    Sharing of Setoffs. Each Bank agrees that if it shall through the exercise of a right of banker’s lien, setoff, or counterclaim against the Company (pursuant to Section 9.6 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Committed Loans held by it (other than pursuant to Section 2.12, or Section 2.14) as a result of which the unpaid principal portion of the Committed Loans held by it shall be proportionately less than the unpaid principal portion of the Committed Loans held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Committed Loans held by such other Bank, so that the aggregate unpaid principal amount of the Committed Loans and participations in Committed Loans pursuant to this Section 2.16 held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Committed Loans then outstanding as the principal amount of the Committed Loans held by it prior to such exercise of banker’s lien, setoff, or counterclaim was to the principal amount of all Committed Loans outstanding prior to such exercise of banker’s lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Committed Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff, or counterclaim with respect to any and all moneys owing by the Company to such Bank as fully as if such Bank had made a Committed Loan directly to the Company in the amount of such participation.

Section 2.17    Payments.
(a)    The Company shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in dollars, without setoff or counterclaim, to the Paying Agent at its Principal Office for the account of the Banks, in federal or other immediately available funds. The Paying Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of or interest on Committed Loans (other than pursuant to Section 2.12 and Section 2.14) or Commitment Fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.
(b)    Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in all such cases be included in the computation of payment of interest or Commitment Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Term Benchmark Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(c)    Unless the Paying Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Paying Agent may assume that the Company has made or will make such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have so made such payment in full to the Paying Agent, each Bank shall repay to the Paying Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Paying Agent, at the Federal Funds Effective Rate.
Section 2.18    Taxes.
(a)    Each payment by the Company under this Agreement or any Loan Papers shall be made without withholding for any Taxes, unless such withholding is required by applicable Law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the amount payable by the Company shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the amounts received with respect to this Agreement equal the amount which would have received had no such withholding been made.

(b)    The Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)    As soon as practicable after any payment of Indemnified Taxes by the Company to a Governmental Authority, the Company shall deliver to the Paying Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Paying Agent.
(d)    The Company shall indemnify the Paying Agent and each Bank, within 30 days after demand therefor, for the full amount of Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by the Paying Agent or such Bank (or its beneficial owner), as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Paying Agent), or by the Paying Agent on its own behalf or on behalf of a Bank, shall be conclusive, if made in good faith, absent manifest error.
(e)    Each Bank shall severally indemnify the Paying Agent, within 10 days after demand therefor, for the full amount of any Taxes attributable to such Bank that are payable or paid by the Paying Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, but only to the extent that the Company has not already indemnified the Paying Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so. A certificate as to the amount of such payment or liability delivered to any Bank by the Paying Agent shall be conclusive absent manifest error. For the avoidance of doubt, there shall be no double recovery under this paragraph where the indemnified party has been indemnified for the same loss under a separate provision of the agreement.
(f)    (i) Any Bank that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments hereunder or under any other Loan Papers shall deliver to the Company and the Paying Agent, at the time or times requested by the Company or the Paying Agent, such properly completed and executed documentation prescribed by Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by the Company or the Paying Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Company or the Paying Agent as will enable the Company or the Paying Agent to determine whether or not such Bank is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such forms (other than such documentation set forth in Sections 2.18(f)(ii)(A) through (E) below or any successor or substantially similar or comparable documentation thereto) shall not be required if in the Bank’s good faith judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense (or, in the case of a change in Law, any incremental material unreimbursed cost or expense), unless indemnified by the Company in an amount reasonably satisfactory to such Bank, or would materially prejudice the legal or commercial position of such Bank. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Bank, such Bank shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Paying Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)    Without limiting the generality of the foregoing, any Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Bank”) shall, to the extent it is legally entitled to do so, deliver to the Company and the Paying Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Paying Agent), whichever of the following is applicable:
(A)    duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;
(B)    duly completed copies of Internal Revenue Service Form W-8ECI;
(C)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that (i) such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, and (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) the interest payments in question are not effectively connected with the United States trade or business conducted by such Bank (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable;
(D)    to the extent a Foreign Bank is not the beneficial owner (for example, where the Foreign Bank is a partnership or participating Bank granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or G-3 (as applicable), Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Bank is a partnership (and not a participating Bank) and one or more beneficial owners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such beneficial owner; or
(E)    any other form prescribed by Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Company to determine the withholding or deduction required to be made.

(iii)    If a payment made to a Bank under this Agreement or any other Loan Papers would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Withholding Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Bank has or has not complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including additional amounts paid pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.18(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.18(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    The provisions of this Section 2.18 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
(i)    For purposes of this Section 2.18, the term “Bank” includes any Issuing Bank and the term “applicable Law” includes FATCA.
Section 2.19    Calculation of Interest Rates. The provisions of this Agreement relating to calculation of the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted Daily Simple SOFR Rate, the Daily Simple SOFR and any other rate of interest are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Bank shall be entitled to fund and maintain its funding of all or any part of a Loan as it sees fit.
Section 2.20    Booking Loans. Subject to Section 2.18, any Bank may make, carry, or, transfer Loans at, to, or for the account of any of its branch offices or the office of any Affiliate.

Section 2.21    Quotation of Rates. It is hereby acknowledged that the Company may call the Paying Agent on or before the date on which notice of a Borrowing, continuation or conversion is to be delivered by the Company in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Paying Agent or any Bank nor affect the rate of interest which thereafter is actually in effect when the election is made.
Section 2.22    Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, the Paying Agent shall deliver written notice to such effect, upon the Paying Agent’s obtaining knowledge of such event, to the Company and such Defaulting Bank, and the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(a)    Commitment Fees shall cease to accrue with respect to the Commitment of such Defaulting Bank pursuant to Section 2.4.
(b)    The Commitment and Revolving Credit Exposure of such Defaulting Bank shall not be included in determining whether all Banks or the Majority Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1), provided that any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which would increase or extend the term of the Commitment of such Defaulting Bank or which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank.
(c)    If any L/C Obligations exist at the time a Bank becomes a Defaulting Bank, then:
(i)    all or any part of such L/C Obligations shall be reallocated among the non-Defaulting Banks ratably in accordance with their respective Commitments but only to the extent that (x) the sum of all non-Defaulting Banks’ Revolving Credit Exposures does not then exceed the total of all non-Defaulting Banks’ Commitments, (y) no non-Defaulting Bank’s Revolving Credit Exposure then exceeds such non-Defaulting Bank’s Commitments and (z) the conditions set forth in Section 4.3 are satisfied at such time;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Paying Agent cash collateralize the percentage such Defaulting Bank’s Commitment represents of the Total Commitment of the L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 7.2 for so long as such L/C Obligations are outstanding;
(iii)    if the Company cash collateralizes any portion of such Defaulting Bank’s L/C Obligations pursuant to this Section 2.22(c), the Company shall not be required to pay any fees to such Defaulting Bank pursuant to Section 3.3 with respect to such Defaulting Bank’s portion of the L/C Obligations during the period of such collateralization;
(iv)    if the L/C Obligations of the non-Defaulting Banks are reallocated pursuant to this Section 2.22(c), then the fees payable to the Banks pursuant to Section 3.3 shall be adjusted ratably in accordance with their respective Commitments; and
(v)    if any Defaulting Bank’s L/C Obligations are neither cash collateralized nor reallocated pursuant to this Section 2.22(c), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Bank hereunder, all Commitment Fees that otherwise would have been payable to such Defaulting Bank (solely with respect to the portion of such Defaulting Bank’s Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 3.3 with respect to such Defaulting Bank’s L/C Obligations shall be payable to the applicable Issuing Bank until such L/C Obligations are cash collateralized and/or reallocated.

(d)    So long as any Bank is a Defaulting Bank, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Banks and/or cash collateral will be provided by the Company in accordance with Section 2.22(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Banks in a manner consistent with Section 2.22(c)(i) (and Defaulting Banks shall not participate therein).
(e)    Any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Bank pursuant to Section 2.16, but excluding amounts payable pursuant to Section 2.23) shall, in lieu of being distributed to such Defaulting Bank, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Paying Agent (i) first, to the payment of any amounts owing by such Defaulting Bank to the Paying Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Bank to the Issuing Banks hereunder, (iii) third, if so determined by the Paying Agent or requested by an Issuing Bank, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any existing or future participating interest in any Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Paying Agent, (v) fifth, if so determined by the Paying Agent and the Company, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Banks or an Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank or such Issuing Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (viii), that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of any drafts paid by an Issuing Bank under any Letters of Credit which a Defaulting Bank has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.3 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Banks pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Bank.
In the event that the Paying Agent, each Issuing Bank and the Company each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank or upon receipt by the Paying Agent of the confirmation referred to in clause (c) of the definition of “Defaulting Bank”, as applicable, then on such date such Bank shall purchase at par such portion of the Loans of the other Banks as the Paying Agent shall determine may be necessary in order for such Bank to hold such Loans ratably in accordance with its Commitment.
Section 2.23    Mitigation Obligations; Replacement of Banks.

(a)    If any Bank requests compensation under Section 2.12 or Section 2.18, or if the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.12 or Section 2.18, then such Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.18 in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.
(b)    If (i) any Bank requests compensation under Section 2.12 or Section 2.18, (ii) the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.12 or Section 2.18, (iii) an event contemplated under Section 2.10 or Section 2.13 shall have occurred with respect to any Bank, (iv) any Bank becomes a Defaulting Bank or (v) any Bank becomes a Non-Extending Bank, then, in each case, the Company may, at its sole expense and effort, upon notice to such Bank and the Paying Agent, require such Bank to assign and delegate, without recourse (except for certain customary representations and warranties, in accordance with and subject to the restrictions contained in Section 9.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Paying Agent, which consent shall not unreasonably be withheld, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in any drafts paid by an Issuing Bank under any Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or Section 2.18 or payments required to be made pursuant to Section 2.12 or Section 2.18, such assignment will result in a reduction in such compensation or payments and (iv) in the case of any such assignment resulting from a Bank becoming a Non-Extending Bank, such assignee shall have provided written notice to the Paying Agent that it consents to the requested extension of the Existing Termination Date with respect any Commitments held (or to be held) by it on the applicable Extension Date. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
Section 2.24    Commitment Increases.
(a)    The Company and any one or more Banks (including New Banks) may from time to time agree that such Banks shall obtain or increase the amount of their Commitments by executing and delivering to the Paying Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and (ii) the applicable Increased Facility Closing Date; provided that (i) the aggregate amount of incremental Commitments obtained after the Effective Date pursuant to this Section 2.24 shall not exceed $500,000,000, (ii) with respect to any Increased Facility Closing Date, the increases effected on such date pursuant to this Section 2.24 shall be in a minimum amount of $25,000,000 and (iii) no more than four Increased Facility Closing Dates may occur after the Effective Date. No Bank shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.
(b)    Any additional bank or financial institution which, with the consent of the Company, each Issuing Bank (which consent shall not be unreasonably withheld) and the Paying Agent (which consent shall not be unreasonably withheld), elects to become a “Bank” under this Agreement in connection with any increase described in Section 2.24(a) shall execute a New Bank Supplement (each, a

“New Bank Supplement”), substantially in the form of Exhibit H-2, whereupon such bank or financial institution (each, a “New Bank”) shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c)    On each Increased Facility Closing Date, each Bank holding Committed Loans prior to giving effect to this Section 2.24(c) (each, an “Existing Bank”) shall be deemed to have assigned to each Bank participating in the relevant Commitment increase (each, an “Increased Facility Bank”), and each such Increased Facility Bank shall be deemed to have purchased from each Existing Bank, at the principal amount thereof (together with accrued interest), such interests in the Committed Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Committed Loans and participations in Letters of Credit will be held by all the Banks (including such Increased Facility Banks) ratably in accordance with the percentage which its Commitment represents of the Total Commitment after giving effect to the increase to the Commitments on such Increased Facility Closing Date. In furtherance of the foregoing, on such Increased Facility Closing Date, (i) each Increased Facility Bank agrees to make payments to the Paying Agent for the benefit of the Existing Banks in an amount equal to the principal amount (together with accrued interest) of the interests in the Committed Loans and funded participations in any Letters of Credit relating to any unreimbursed drawings thereunder deemed to have been purchased by such Increased Facility Bank on such Increased Facility Closing Date pursuant to the immediately preceding sentence and (ii) each Existing Bank agrees to accept payments in an amount equal to the principal amount (together with accrued interest) of the interests in the Committed Loans and funded participations in any Letters of Credit relating to any unreimbursed drawings thereunder deemed to have been assigned by such Existing Bank on such Increased Facility Closing Date pursuant to the immediately preceding sentence.
(d)    The effectiveness of any increase to the Commitments pursuant to this Section 2.24 shall be subject to the satisfaction of the following conditions precedent: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to, and immediately after, giving effect to such increase to the Commitments, (ii) the representations and warranties contained in Article V shall be correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of such increase to the Commitments (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), immediately prior to, and after giving effect to, such increase to the Commitments, as though made on and as of such date and (iii) the Company shall have delivered such legal opinions, board resolutions, certificates and other documents reasonably requested by the Paying Agent in connection with such increase to the Commitments.
Section 2.25    Extension of the Termination Date.
(a)    The Company may, by notice (the date of such notice, the “Request Date”) to the Paying Agent (who shall promptly notify the Banks) not earlier than 60 days and not later than 30 days prior to any anniversary of the Effective Date (each a “Relevant Anniversary Date”), request that each Bank extend such Bank’s Termination Date for an additional year from the Termination Date then in effect hereunder (the “Existing Termination Date”; any anniversary of the Existing Termination Date to which Commitments shall be extended being called the “Extended Termination Date”); provided that the Company shall not make more than two such requests during the term of this Agreement.
(b)    Each Bank, acting in its sole and individual discretion, shall, by written notice to the Paying Agent given not later than the date that is 20 days following the Request Date (the “Notice Deadline”), advise the Paying Agent whether or not such Bank agrees to such extension (and each Bank that determines not to so extend its Termination Date (a “Non-Extending Bank”) shall notify the Paying

Agent of such fact promptly after such determination (but in any event no later than the Notice Deadline)) and any Bank that does not so advise the Paying Agent on or before the Notice Deadline shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree. Promptly following the Notice Deadline, the Paying Agent shall notify the Company of each Bank’s determination under this Section.

(c)    The Company shall have the right on or before the Relevant Anniversary Date to replace each Non-Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more assignees with Commitments terminating on the Extended Termination Date (each, an “Additional Commitment Bank”) as provided in Section 2.23(b), each of which Additional Commitment Banks shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Bank shall undertake a Commitment of such Non-Extending Bank at par (and, if any such Additional Commitment Bank is already a Bank, its Commitment of such Non-Extending Bank shall be in addition to such Bank’s Commitment hereunder on such date).
(d)    If (and only if) the aggregate Commitments of the Banks that have agreed to so to extend their Termination Date pursuant to this Section 2.25 and the additional Commitments of the Additional Commitment Banks shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Relevant Anniversary Date, then, effective as of the Relevant Anniversary Date (each such effective date, an “Extension Date”), the Termination Date of each extending Bank and of each Additional Commitment Bank shall be extended to the Extended Termination Date (except that, if such date is not a Business Day, such Extended Termination Date shall be the immediately preceding Business Day), so long as: (i) at the time of and immediately after giving effect to such extension, no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties contained in Article V shall be correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of such extension (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), immediately prior to, and after giving effect to, such extension, as though made on and as of such date.
(e)
(i)    Any Non-Extending Bank may, by written notice to the Paying Agent, at any time after the relevant Extension Date and prior to the applicable Existing Termination Date, elect to extend its Termination Date to the Extended Termination Date and, upon the Paying Agent’s receipt of such written notice from any Non-Extending Bank, (x) the Termination Date of such Bank shall be automatically extended to the Extended Termination Date (except that, if such date is not a Business Day, such Extended Termination Date shall be the immediately preceding Business Day) and (y) such Bank shall no longer be a Non-Extending Bank with respect to the applicable extension. The Paying Agent shall promptly give notice to the Company of any such extension pursuant to this Section 2.25(e)(i).
(ii)    On the Termination Date applicable to the Loans of any Non-Extending Bank, the Company shall repay any then outstanding Loans of such Non-Extending Bank (and pay any additional amounts required pursuant to Section 2.14). Following any extension pursuant to this Section 2.25, the L/C Obligations shall continue to be deemed to be held ratably among the Banks, but on the Termination Date applicable to the Loans of any Non-Extending Bank, the L/C Obligations deemed to be held by such Non-Extending Bank immediately prior to giving effect to such Termination Date shall be ratably reallocated, to the extent of the unused Commitments of the extending Banks, to such extending Banks (without regard to whether the conditions set forth in Section 4.3 can then be satisfied); provided that the Company shall repay the Loans of the extending Banks pro rata to the extent necessary to allow the L/C Obligations deemed to be held by such Non-Extending Bank immediately prior to giving effect to such Termination Date to be fully reallocated to the extending Banks.

(f)    Conflicting Provisions. This Section 2.25 shall supersede any provisions in Section 2.15 or Section 9.1 to the contrary.

ARTICLE III LETTERS OF CREDIT

Section 3.1    L/C Commitment.
(a)    Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Banks set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) in dollars for the account of the Company on any Business Day on and after the Effective Date and until the termination of the Commitment of the Issuing Bank in accordance with the terms hereof, in such form as may be approved from time to time by the Issuing Bank; provided that Barclays Bank PLC shall have no obligation to issue commercial Letters of Credit hereunder; provided, further, that no Issuing Bank shall issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the excess of the Total Commitment over the aggregate amount of Loans and L/C Obligations then outstanding would be less than zero; provided, further, that no Initial Issuing Bank shall at any time be obligated to issue any Letter of Credit if, after giving effect to such issuance, the sum of (x) the aggregate undrawn and unexpired amount of all then outstanding Letters of Credit issued by such Initial Issuing Bank and (y) the aggregate amount of drawings under Letters of Credit issued by such Initial Issuing Bank that have not then been reimbursed pursuant Section 3.5 would exceed $60,000,000. Each Letter of Credit shall (i) be denominated in dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the later of (A) the Original Termination Date and (B) if any Commitments are extended pursuant to Section 2.25, such extended termination date as determined pursuant to Section 2.25, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) in this sentence above).
(b)    No Issuing Bank shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Laws.
Section 3.2    Procedure for Issuance of Letter of Credit. The Company may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company.

The Issuing Bank shall furnish a copy of such Letter of Credit to the Company promptly following the issuance thereof. The Issuing Bank shall promptly furnish to the Paying Agent, which shall in turn promptly furnish to the Banks, notice of the issuance of each Letter of Credit (including the amount thereof).

Section 3.3    Fees and Other Charges.
(a)    The Company will pay to the Paying Agent for the ratable benefit of the Banks on each Quarterly Payment Date after the issuance date and on the Termination Date a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Rate then in effect with respect to Term Benchmark Loans. In addition, the Company shall pay to the Issuing Bank for its own account a fronting fee at a per annum rate separately agreed upon between the Company and the Issuing Bank (which fee, in the case of Citibank, N.A., is reflected in the fee letter dated June 23, 2016, between the Company and Citibank, N.A. and, in the case of JPMorgan Chase Bank, N.A., is reflected in the fee letter dated June 23, 2016, between the Company and JPMorgan Chase Bank, N.A.) on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Quarterly Payment Date after the issuance date and on the Termination Date. Fees payable pursuant this Section 3.3(a) shall be calculated on the basis of a 360-day year for the actual days elapsed.
(b)    In addition to the foregoing fees, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
Section 3.4    L/C Participations.
(a)    The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest, equal to the such L/C Participant’s Applicable Percentage, in the Issuing Bank’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank an amount equal to such L/C Participant’s Applicable Percentage of the amount of such draft, or any part thereof, that is not so reimbursed in accordance with Section 3.5.
(b)    If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Loans. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)    Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.
Section 3.5    Reimbursement Obligation of the Company. If any draft is paid under any Letter of Credit, the Company shall reimburse the Issuing Bank for the amount of (a) the draft so paid and (b) any Taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment, not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives notice of such draft, if such notice is received on such day prior to 10:00 a.m., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Company receives such notice; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 that such payment be financed with an Alternate Base Loan in an equivalent amount, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Alternate Base Loan. If the Company fails to make such payment when due, the Paying Agent shall notify each Bank of the applicable draft, the payment then due from the Company in respect thereof and such Bank’s Applicable Percentage thereof. Promptly following receipt of such notice, each Bank shall pay to the Paying Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.6 with respect to Loans made by such Bank (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Bank), and the Paying Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Banks. Promptly following receipt by the Paying Agent of any payment from the Company pursuant to this paragraph, the Paying Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Banks have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Bank and such Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse an Issuing Bank for any draw (other than the funding of Alternate Base Loans as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such draw. Each such payment shall be made to the Issuing Bank at its address for notices referred to herein in dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.8(b) and (y) thereafter, Section 2.9. Without limiting the requirements of Section 3.1(a) or Section 7.2(b), if any L/C Obligations remain outstanding after the expiration date specified in Section 3.1(a) or the Termination Date, the Company shall immediately deposit into the Collateral Account an amount in cash equal to 100% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.
Section 3.6    Obligations Absolute. The Company’s obligations under this Article III shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company may have or have had against the Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or bad faith of the Issuing Bank. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence, willful misconduct or bad faith and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Bank to the Company.

Section 3.7    Letter of Credit Payments. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company in writing of such demand for payment if such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such L/C disbursement. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
Section 3.8    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

ARTICLE IV CONDITIONS OF LENDING

Section 4.1    Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:
(a)    The Paying Agent shall have received this Agreement, executed and delivered by the Paying Agent, the Co-Administrative Agents, the Company, each Person listed on Schedule I and each of the other parties hereto.
(b)    The Paying Agent shall have received the following, each dated (unless otherwise indicated) the Effective Date:
(i)    Officer’s Certificates dated the Effective Date certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions hereunder, (ii) a true and correct copy of the Company’s bylaws in effect on the date hereof, (iii) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (iv) the truth of the representations and warranties made by the Company in this Agreement (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (v) the absence of the occurrence and continuance of any Default or Event of Default.

(ii)    A copy of the Company’s charter and all amendments thereto, accompanied by certificates that such copy is correct and complete, one certificate dated within a reasonable time prior to the Effective Date and issued by the Secretary of State of Texas and one certificate dated the Effective Date and executed by the corporate secretary or assistant secretary of the Company.
(iii)    Certificates (dated within twenty days prior to the Effective Date) of existence and good standing of the Company from appropriate officials of Texas.
(iv)    The written opinions of internal and outside counsel to the Company and counsel to the Paying Agent, substantially in the form set out in Exhibits C-1, C-2 and C-3, respectively, each dated the Effective Date.
(v)    An Administrative Questionnaire (dated any date on or prior to the Effective Date) completed by each Bank which is a party hereto on the Effective Date.
(vi)    Such other agreements, documents, instruments, opinions, certificates, and evidences as the Paying Agent may reasonably request prior to the Effective Date.
(c)    Any fees or expenses of the Paying Agent, the other Agents and the Banks required to be paid on or before the Effective Date shall have been paid.
(d)    The commitments under the Existing Credit Agreement shall have been terminated and all amounts owing thereunder shall have been paid in full. Each party hereto that is also a party to the Existing Credit Agreement hereby waives any requirement under the Existing Credit Agreement of advance notice for any such termination or payment.
Section 4.2    Conditions Precedent to Each Committed Borrowing. The obligation of each Bank to make a Committed Loan on the occasion of any Committed Borrowing (including the initial Committed Borrowing, but excluding any Committed Borrowing used exclusively to finance the payment of any Reimbursement Obligation) shall be subject to the further conditions precedent that on the date of such Committed Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Committed Borrowing and the acceptance by the Company of the proceeds of such Committed Borrowing shall constitute a representation and warranty by the Company that on the date of such Committed Borrowing such statements are true):
(a)    The representations and warranties contained in Article V (except the last sentence of Section 5.2 and except Section 5.5) are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of such Committed Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to such Committed Borrowing, as though made on and as of such date;
(b)    No event has occurred and is continuing, or would result from such Committed Borrowing, which constitutes either a Default or an Event of Default; and
(c)    Following the making of such Committed Borrowing and all other Borrowings to be made on the same day under this Agreement, the sum of the aggregate principal amount of all Loans then outstanding and of the L/C Obligations shall not exceed the Total Commitment.

Section 4.3    Conditions Precedent to Each Letter of Credit Issuance. The obligation of the Issuing Bank to issue a Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of the issuance of such Letter of Credit the following statements shall be true (and each delivery of an Application by the Company shall constitute a representation and warranty by the Company that on the date of such Application such statements are true):
(a)    The representations and warranties contained in Article V (except the last sentence of Section 5.2 and except Section 5.5) are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of the issuance of such Letter of Credit (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to such issuance, as though made on and as of such date;
(b)    No event has occurred and is continuing, or would result from the issuance of such Letter of Credit, which constitutes either a Default or an Event of Default; and
(c)    Following the issuance of such Letter of Credit and the making of any Borrowings to be made on the same day under this Agreement, the sum of the aggregate principal amount of all Loans then outstanding and of the L/C Obligations shall not exceed the Total Commitment.

ARTICLE V REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Agents and Banks as follows:
Section 5.1    Organization, Authority and Qualifications.
(a)    The Company and each of its Material Subsidiaries is a Person duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization;
(b)    The Company has the corporate power and authority to execute, deliver, and perform this Agreement and the other Loan Papers to which it is a party and to borrow hereunder;
(c)    On the Fifth Amendment Effective Date, the Company and each of its Material Subsidiaries is duly qualified as a foreign Person to do business and is in good standing in every jurisdiction where the character of its Properties or nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and
(d)    On the Fifth Amendment Effective Date, the Company has no Material Subsidiaries.
Section 5.2    Financial Statements. The Current Financials present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries on the date thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the period then ended, all in conformity with GAAP. Except for transactions related to or contemplated by the Loan Papers and transactions disclosed in Forms 10-Q and 8-K that the Company shall have filed with the Securities and Exchange Commission before the Fifth Amendment Effective Date, there has been no Material Adverse Change since December 31, 2022.

Section 5.3    Compliance with Agreement and Laws. On the Fifth Amendment Effective Date, neither the Company nor any of its Material Subsidiaries is in default under the provisions of any instrument evidencing any obligation, indebtedness, or liability of the Company or any of its Material Subsidiaries or of any agreement relating thereto, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To its knowledge, neither the Company nor any of its Material Subsidiaries is in violation of any Law, which default or violation would have a Material Adverse Effect.
Section 5.4    Authorization; No Breach; and Valid Agreements. The execution, delivery, and performance of this Agreement, the borrowings hereunder, and the execution, delivery, and performance of the other Loan Papers to which it is a party by the Company (a) have been duly authorized by all requisite corporate action on the part of the Company, (b) will not violate its charter or bylaws, (c) will not violate any Law or any order of any Tribunal, and (d) will not conflict with, result in a breach of the provisions of or constitute a default under, or result in the imposition of any Lien upon the Property of the Company pursuant to the provisions of, any loan agreement, credit agreement, indenture, mortgage, deed of trust, franchise, permit, license, note, contract, or other agreement or instrument to which the Company is now a party, in the case of clause (c) and clause (d) which violation, conflict, breach, default or Lien individually or in the aggregate would have a Material Adverse Effect. The Loan Papers that include obligations of the Company are the legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms, except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.
Section 5.5    Litigation and Judgments. Except as previously disclosed to the Paying Agent in writing, neither the Company nor any of its Subsidiaries is either party to or aware of the threat of any Litigation which has, in the Company’s opinion, a reasonable probability of success and which, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect. To the knowledge of the Company, on the Fifth Amendment Effective Date there is no outstanding unsatisfied money judgment against the Company or any of its Subsidiaries in an amount in excess of $200,000,000, and there are no outstanding unsatisfied money judgments against the Company or any of its Subsidiaries which individually or in the aggregate have or would have a Material Adverse Effect.
Section 5.6    Ownership of Properties. The Company and each of its Material Subsidiaries (a) has good and marketable title (except for Permitted Liens) to all of the Pool Assets, and (b) owns or has valid leasehold (or, in the case of intellectual property, license) interests in all of its other Properties which are owned or used in connection with its business, except in the case of this clause (b) where the failure to so own or have valid leasehold or license would not individually or in the aggregate have a Material Adverse Effect.
Section 5.7    Taxes. To the extent that failure to do so would have a Material Adverse Effect, the Company and each of its Material Subsidiaries has filed all Tax returns or reports required of it and has paid all Tax liability shown thereon as due to the extent the same has become due and before it may have become delinquent (except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves have been established).
Section 5.8    Approvals Required. Neither the execution and delivery of this Agreement and the other Loan Papers to which it is a party by the Company, nor the consummation by the Company of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording, or filing of any document with, or the taking of any other action in respect of any Tribunal except for the routine filing of copies of this Agreement and certain other Loan Papers with the Securities and Exchange Commission, except for any of the foregoing required of any Bank or Agent.

Section 5.9    Business; Status as Air Carrier. The Company is an air carrier engaged in scheduled air transportation and is in all material respects duly qualified and licensed under all applicable Laws to carry on its business as a scheduled airline currently subject to regulation by the FAA and the Department of Transportation.
Section 5.10    [Reserved].
Section 5.11    Purpose of Loan. The proceeds of the Loans will be used for general corporate purposes, including acquisitions, and no part of the proceeds of any Loan will be used for any purpose which would violate, or be inconsistent with, any of the margin regulations of the Fed Reserve Board.
Section 5.12    Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
Section 5.13    General. As of the Fifth Amendment Effective Date, there is no material fact or condition relating to the financial condition and business of the Company and its Subsidiaries which is not reflected in its most recently filed financial statements or any posted SEC Form 8-K which has a Material Adverse Effect and which has not been related, in writing, to the Paying Agent, other than industry-wide risks in the ordinary course of business associated with the types of business conducted by the Company and its Subsidiaries; provided that, with respect to projections, estimates or other forward looking information the Company and its Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time that such forward-looking information was prepared.
Section 5.14    Affected Financial Institutions. The Company is not an Affected Financial Institution.
Section 5.15    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to maintain material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees, and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (a) the Company, any of its Subsidiaries or to the knowledge of the Company or such Subsidiary of the Company any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be in breach of this Section 5.15 or Section 6.3 if it operates any of its aircraft (including any Pool Asset) in a Sanctioned Country for which it has obtained legal authority from all applicable United States government agencies, to conduct operations in such Sanctioned Country.

ARTICLE VI COVENANTS

So long as the Company may borrow hereunder and until the Obligations have been paid in full, the Company covenants as follows:
Section 6.1    Performance of Obligations. The Company shall duly and punctually pay and perform each of the Obligations under this Agreement and the other Loan Papers under which the Company has Obligations.
Section 6.2    Compliance with Laws. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, in all material respects with all applicable Laws, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect, and such compliance shall include, without limitation, paying before the same become delinquent all Taxes imposed upon the Company or any of its Material Subsidiaries or its or their Properties, except to the extent contested diligently and in good faith by proper proceedings, and for which adequate reserves are established in accordance with GAAP.
Section 6.3    Maintenance of Existence, Licenses and Franchises: Compliance With Agreements. Except to the extent otherwise permitted in Article VI, (a) the Company shall maintain, and shall cause each of its Material Subsidiaries to maintain, its existence, and (b) the Company shall preserve and maintain, and shall cause each of its Material Subsidiaries to preserve and maintain, all material licenses, privileges, franchises, certificates, authorizations, and other permits and agreements necessary for the operation of its business, except, with respect to this clause (b), where failure to do so would not, in the aggregate, have a Material Adverse Effect. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, with all material agreements binding on it or affecting its properties or business, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect. The Company shall maintain in effect and enforce policies and procedures designed to cause material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 6.4    Maintenance of Properties.
(a)    The Company shall, and shall cause each of its Material Subsidiaries to, cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair, and working order, and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times.
(b) The Company shall, at its expense, maintain, service, repair, overhaul, improve, and rebuild the Aircraft so as to keep all Aircraft in good operating condition and as required to meet, no later than the applicable termination date (i.e., the date by which compliance with such standards is required), the airworthiness standards of the Federal Aviation Administration and the Department of Transportation (to the extent such standards are applicable to the Aircraft) or the standards observed by the Company with respect to Property of similar type, whichever is higher. The Company shall maintain, service, repair and overhaul all Aircraft in compliance with its Federal Aviation Administration approved maintenance program. The Company shall comply with all Laws of Tribunals having jurisdiction over the Company or the Aircraft, including all applicable requirements of the Federal Aviation Administration and the Department of Transportation as to operation, maintenance, or use of the Aircraft. In the event that any such Law requires alteration of any Aircraft, the Company shall conform thereto or obtain conformance therewith at no expense to the Agents or the Banks no later than the applicable termination date (i.e., the date by which such alteration is required).

(c) Notwithstanding anything to the contrary in this Section 6.4, (A) (i) the Company may place an Aircraft in storage in accordance with the Company’s standard storage procedures (including, in the case of Aircraft in the Company’s Boeing 737-300 and 737-500 fleet, for decommissioning purposes), (ii) an Aircraft (or any component thereof) may undergo maintenance in accordance with the Company’s Federal Aviation Administration approved maintenance program and (iii) an Aircraft may be grounded by applicable government authorities, in each case, without the necessity of keeping such Aircraft in good operating condition or maintaining such Aircraft’s airworthiness certification or otherwise complying with the foregoing provisions of this Section 6.4, (B) the Company may contest the applicability of any Laws or directives described in this Section 6.4 in any reasonable manner and defer compliance therewith until such contest is finally determined or adjudicated, so long as, notwithstanding such deferred compliance with respect to any Aircraft, the Company keeps such Aircraft in good operating condition and maintains such Aircraft’s airworthiness certification and (C) the Company may defer maintenance and defer conformity with any airworthiness directive in a manner that is consistent with its Federal Aviation Administration approved maintenance program and applicable Laws; provided that if any Aircraft that is a Pool Asset that has been placed into storage or grounded as provided in the preceding clause (A) is not in good operating condition or lacks airworthiness certification (any such Aircraft, a “Non-Compliant Pool Aircraft”) for a period of more than 30 days, then, within 60 days of the end of such 30 day period the Company shall be required to replace such Aircraft with another Aircraft in compliance with Section 6.12(b) hereof; provided, further, that the Company shall not permit the Appraised Value of all Non-Compliant Pool Aircraft at any time to exceed an amount equal to 7.5% of the Appraised Value of all Pool Assets at such time for a period of more than ten Business Days.
Section 6.5    Maintenance of Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity in all material respects with GAAP will be made in respect of all financial dealings and transactions that are, individually or in the aggregate, material in relation to their business and activities.
Section 6.6    Inspection. At reasonable times and upon reasonable notice, the Company shall permit, and shall cause each of its Material Subsidiaries to permit, any employees and other representatives of the Paying Agent, during normal business hours, (1) to visit the Company and inspect any Pool Assets; provided, however that (a) any such inspection (i) shall be limited to Pool Assets, (ii) shall be a visual, walk-around inspection and (iii) may not include opening any panels, bays or the like and (b) no exercise of any inspection rights provided for in this Section shall interfere with the normal operation or maintenance of any Aircraft by, or the business of, the Company, (2) to examine and make extracts from all books of account and all records that relate to the Pool Assets or the financial operations of the Company (subject to any confidentiality agreements, copyright restrictions, and similar limitations), and (3) to discuss the Company’s and Material Subsidiaries’ affairs, finances, Properties, condition (financial or otherwise) and accounts with the Company’s and Material Subsidiaries’ officers, in each case of the preceding clauses (1) and (2), for the purpose of verifying the accuracy of the various reports delivered by the Company to the Paying Agent and the Banks pursuant to this Agreement or otherwise ascertaining compliance this Agreement and at such times and as often as may be reasonably requested, but in any event, and notwithstanding the foregoing, in the case of the preceding clauses (1) and (2), so long as no Event of Default has occurred and is continuing, the Company and its Subsidiaries shall not bear the cost of any inspections under this Agreement, and inspections may not be performed more than one time per year.

Section 6.7    Insurance. The Company shall maintain insurance on its Properties with insurers or associations of recognized standing in such amounts (including by way of self-insurance) as it determines to be prudent and consistent with its insurance and loss prevention policies, and in such forms and covering such risks as may then be customary with airlines of a comparable credit standing flying equipment and routes comparable to the Company.
Section 6.8    Appraisals. On each Appraisal Delivery Date, the Company shall submit an Appraisal of the Pool Assets to the Paying Agent (for onward distribution to the Banks) as of the date which is no more than 30 days prior to such Appraisal Delivery Date; provided, however, that if such Appraisal is to be delivered on such Appraisal Delivery Date as a consequence of clause (d) of the definition thereof, the Appraisal to be delivered on such date shall only be in respect of the assets to be removed from and/or added to the Pool Assets.
Section 6.9    Coverage Ratio. The Company shall, on the last day of each fiscal quarter of the Company, maintain a Coverage Ratio of not less than 1.25 to 1.0.
The Company shall have the option to reduce the required Coverage Ratio to 0.80 to 1.0 for two consecutive fiscal quarters by written notice to the Banks. If such notice is given, the Company shall be irrevocably obligated to pay to each Bank a quarterly fee equal to 0.25% of such Bank’s Commitment for each quarter (with the amount of such Commitment being determined on an average basis if such Commitment has changed during such quarter), payable on each date on which financial statements for the two relevant fiscal quarters are required to be delivered; provided that (i) such option may be exercised no more than once between the Fifth Amendment Effective Date and the Termination Date and (ii) such fee shall be payable in respect of any quarter only if the Coverage Ratio for such quarter is less than 1.25 to 1.0.
Section 6.10    Reporting Requirements. The Company shall furnish to the Paying Agent (with sufficient copies for each Bank):
(a)    Within 120 days after the last day of each fiscal year of the Company, Financial Statements (it being understood that delivery of the Company’s annual report on Form 10-K for any fiscal year as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal year) showing the consolidated financial condition and results of operations of the Company and its Subsidiaries as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Auditors, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its consolidated Subsidiaries for the periods presented and (ii) a Financial Report Certificate;
(b)    Within 60 days after the last day of each of the first three fiscal quarters of the Company (i) Financial Statements showing the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as of and for the period from the beginning of the current fiscal year to, such last day (it being understood that delivery of the Company’s quarterly report on Form 10-Q for any fiscal quarter as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal quarter), and (ii) a Financial Report Certificate;
(c)    (i) Promptly after mailing, true copies of all reports, statements, documents, plans, and other written communications furnished by or on behalf of the Company or any of its Subsidiaries to stockholders generally and (ii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

(d)    Notice, promptly after the Company or any of its Material Subsidiaries knows or has reason to know of a Default or Event of Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking, or proposes to take with respect thereto;
(e)    Prompt notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company, except proceedings which, if adversely determined, would not have a Material Adverse Effect or proceedings with respect to which the Company, in good faith and upon consultation with outside counsel, believes an adverse determination in respect thereof to be unlikely; and
(f)    Promptly upon the Paying Agent’s reasonable request, such other relevant information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Company and any of its Material Subsidiaries.
In the case of paragraphs (a), (b) and (c) above (other than the Financial Report Certificate), the Company may satisfy the reporting requirements in respect thereof by making the documents referred to therein available to the Banks on its website or posted on the Security and Exchange Commission’s website at www.sec.gov. Notwithstanding the foregoing, the Company shall deliver hard copies of any such documents to any Bank that notifies the Company that such delivery is required by any Laws applicable to such Bank.
Section 6.11    Use of Proceeds. Proceeds advanced hereunder shall be used only as represented herein. The Company shall not request any Loan or Letter of Credit, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be in breach of this Section 6.11 if it operates any of its aircraft (including any Pool Asset) in a Sanctioned Country for which it has obtained legal authority from all applicable United States government agencies, to conduct operations in such Sanctioned Country.
Section 6.12    Pool Assets. The Company (i) will ensure that, subject to clause (c) below, the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test (based upon the most recent Appraisal delivered to the Paying Agent and the Banks pursuant to the provisions of Section 6.8), and (ii) will not (and will not permit any Wholly Owned Domestic Subsidiary to) convey, sell, lease, transfer or otherwise dispose of, whether voluntarily or involuntarily (it being understood that loss of property due to theft, destruction, confiscation, prohibition on use or similar event shall constitute a disposal for purposes of this covenant), or remove or substitute, any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) or agree to do any of the foregoing in respect of the Pool Assets at any future time, except that:

(a)    so long as no Event of Default exists, the Company or any of its Wholly Owned Domestic Subsidiaries owning a Pool Asset may replace a Pool Asset with another asset of the Company or such Wholly Owned Domestic Subsidiary (or any other Wholly Owned Domestic Subsidiary) (and Schedule II shall be modified to reflect such replacement), provided that (A) such replacement shall be made on at least a dollar-for-dollar basis based upon (x) in the case of the asset being removed from the Pool Assets, the Appraised Value of such Pool Asset (as determined by the most recently delivered Appraisal with respect to such Pool Asset) and (y) in the case of the asset being added to the Pool Assets, the Appraised Value of such asset (as determined by an Appraisal performed at (or relatively contemporaneously with) the time of such replacement), (B) prior to effecting the replacement, the Company shall have delivered an Officer’s Certificate to the Paying Agent certifying compliance with this Section 6.12 and attaching to such certificate the Appraisal required by Section 6.8 and (C) the asset replacing a Pool Asset shall constitute Specified Equipment.
(b)    so long as no Event of Default exists or would result therefrom, the Company or any of its Wholly Owned Domestic Subsidiaries owning a Pool Asset may remove an asset from the Pool Assets (and Schedule II shall be modified to reflect such removal), provided that (A) after giving effect to such removal, the Appraised Value of the remaining Pool Assets (as determined by an Appraisal of all Pool Assets performed at (or relatively contemporaneously with) the time of such removal) shall satisfy the Collateral Coverage Test, and (B) prior to effecting the removal, the Company shall have delivered an Officer’s Certificate to the Paying Agent certifying that, and providing calculations demonstrating that, after giving effect to such removal, the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test, and otherwise certifying compliance with this Section 6.12 and attaching to such certificate Appraisals of all Pool Assets obtained in connection with such removal;
(c)    in the event (x) that an Appraisal furnished pursuant to Section 6.8 discloses that the Collateral Coverage Test is not satisfied or (y) the Collateral Coverage Test is not satisfied following an involuntary disposal of any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) (whether by loss of property due to theft, destruction, confiscation, prohibition on use, any similar event or otherwise), based upon the most recent Appraisal of the Pool Assets (from which the appraised values of the Pool Assets which are the subject of the involuntary disposition shall be subtracted) furnished pursuant to Section 6.8, the Company shall within 60 days after the date of such Appraisal or involuntary disposal, as the case may be (a “Collateral Coverage Test Cure Period”), designate additional assets as Pool Assets to the extent that, after giving effect to such designation, the Appraised Value of the Pool Assets, based on the most recently delivered Appraisal with respect to assets already constituting Pool Assets and based on an Appraisal performed at (or relatively contemporaneously with) the time of such addition with respect to assets being added to Pool Assets, shall satisfy the Collateral Coverage Test (and Schedule II shall be modified to reflect such addition), provided that (A) at the time of such addition, the Paying Agent and the Banks shall have received an Officer’s Certificate certifying that the conditions set forth in this Section 6.12 shall have been satisfied after giving effect to such addition and attaching thereto such Appraisal, and (B) the asset being added shall constitute Specified Equipment; and
(d)    the Company may at any time and from time to time designate any of its assets as Pool Assets and deliver to the Paying Agent an Appraisal with respect to such assets being added as Pool Assets (and Schedule II shall be modified to reflect such addition), provided that (A) at the time of such addition, the Paying Agent and the Banks shall have received an Appraisal with respect to such assets being added as Pool Assets, an Officer’s Certificate certifying that the conditions set forth in this Section 6.12 shall have been satisfied after giving effect to such addition and attaching thereto such Appraisal, and (B) the asset being added shall constitute Specified Equipment.
Section 6.13    Restrictions on Liens.

(a)    The Company will not, nor will it permit any Subsidiary to, create, assume or suffer to exist any Lien upon or with respect to the Pool Assets, or enter into any arrangement with any Person that would materially negatively impact the value of any Pool Asset realizable by any third party or assign any right to receive the proceeds from the sale, transfer or disposition of any of the Pool Assets, or file or authorize the filing with respect to any of the Pool Assets of any financing statement naming the Company or any Subsidiary as debtor under the Uniform Commercial Code or any similar notice of Lien naming the Company or any Subsidiary as debtor under any similar recording or notice statute (including, without limitation, any filing under Title 49, United States Code, Section 44107), other than Permitted Liens affecting Pool Assets.
(b)    The Company will not enter into or suffer to exist, and will not permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any first priority Lien, subject to Permitted Liens, upon any Pool Asset to secure Debt or other obligations of the Company or of any Subsidiary of the Company that holds Pool Assets.
Section 6.14    Mergers and Dissolutions.
(a)    The Company will not merge or consolidate with any other person unless:
(i)    no Default or Event of Default has occurred and is continuing or would result therefrom;
(ii)    the Company is the surviving corporation or, if otherwise, (x) such other Person or continuing corporation (the “Successor Company”) is a corporation or other entity organized under the laws of a state of the United States and (y) such Successor Company is a U.S. certificated air carrier; and
(iii)    in the case of a Successor Company, the Successor Company shall (A) execute, prior to or contemporaneously with the consummation of such transaction, such agreements, if any, as are in the reasonable opinion of the Paying Agent, necessary or advisable to evidence the assumption by the Successor Company of liability for all of the obligations of the Company hereunder and the other Loan Papers, and (B) cause to be delivered to the Paying Agent and the Banks such legal opinions (which may be from in-house counsel) as any of them may reasonably request in connection with the matters specified in the preceding clause (A) and (C) provide such information as each Bank or the Paying Agent reasonably requests in order to perform its "know your customer" due diligence with respect to the Successor Company.
Upon any consolidation or merger in accordance with this Section 6.14(a) in any case in which the Company is not the surviving corporation, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Successor Company had been named as the Company herein. No such consolidation or merger shall have the effect of releasing the Company or any Successor Company which shall theretofore have become successor to the Company in the manner prescribed in this Section 6.14(a) from its liability with respect to any Loan Paper to which it is a party.
(b)    The Company will not liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).
Section 6.15    Assignment. The Company will not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers to which it is a party.

ARTICLE VII EVENTS OF DEFAULT; REMEDIES

Section 7.1    Events of Default. Any one or more of the following events shall be “Events of Default” hereunder (which shall include by definition the expiration of any grace period with respect thereto), whether the same shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):
(a)    Payment of Obligation.
(i)    Failure to pay any principal of any Loan or any Reimbursement Obligation when due whether at maturity, by declaration as authorized by this Agreement, or otherwise; or
(ii)    failure to pay, within five Business Days after the due date thereof, any interest on any Loan or any Reimbursement Obligation; or
(iii)    failure to pay, within ten Business Days after the due date thereof, or if no due date therefor is herein specified within ten Business Days after written demand therefor is given to the Company by the Paying Agent, any fee or other amount payable by the Company hereunder or under any of the other Loan Papers.
(b)    Covenants. Default shall be made in the observance or performance of any other of the covenants, conditions, and agreements on the part of the Company (or in the case of Section 6.12, on the part of any Subsidiary having any Pool Assets) contained herein, or in any other Loan Papers and such default shall continue for a period of 30 days (or, in the case of Section 6.9, five Business Days) after the Paying Agent shall have given the Company notice thereof in writing; provided that, except with respect to a default under Section 6.12, if such Person is proceeding with diligence and good faith to cure or remedy such default and such default is susceptible to cure or remedy, such 30 day period shall be extended as may be necessary to cure such failure, such extended period not to exceed 60 days.
(c)    Debtor Relief. The Company or any Material Subsidiary shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law, or shall file a petition to take advantage of any Debtor Relief Law, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall fail generally to pay its debts as they become due, or shall consent to the appointment of any receiver, trustee, custodian or liquidator of it or all or a substantial part of its Property; or a proceeding or action shall be instituted or commenced against the Company or any Material Subsidiary seeking an order for relief or a reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law or seeking the appointment, without the consent of the Company or any Material Subsidiary, of any receiver, trustee, custodian or liquidator of it or all or a substantial part of the Property of the Company or any Material Subsidiary and such proceeding or action shall remain undismissed or unstayed for a period of 90 days; or an order, decree, or judgment for an involuntary petition adjudicating the Company or any Material Subsidiary insolvent shall be entered by any court of competent jurisdiction and shall remain undismissed or unstayed for a period of 90 days.
(d)    Payment of Judgments. The Company or any of its Material Subsidiaries fails to pay any final judgment or order for the payment of money in excess of $200,000,000 rendered against it or any of its assets (exclusive of any judgment or order the amounts of which are fully covered by insurance less any applicable deductible and as to which the insurer has been notified of such judgment or order and has not denied coverage in respect thereof) and either (i) any enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) the same shall not be stayed, vacated, satisfied, discharged or bonded pending appeal (or provisions shall not be made for such stay, vacation, satisfaction, discharge or bond), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Material Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(e)    Default on Other Debt or Security. The Company or any Material Subsidiary shall (i) fail to pay any principal of or interest on any Debt (other than the Obligation) the principal or face amount of which exceeds $200,000,000 when due (or, where permitted, within any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and such default continues unremedied for five Business Days after such due date or applicable grace period, or (ii) fail to perform or observe any other provision (other than a provision that is substantially identical to a provision in this Agreement) contained in any agreement securing or relating to such Debt (or any other breach or default under such Debt agreement occurs) if the effect of such failure to perform or observe such other provisions (or breach or default) is to cause such Debt to become due prior to its stated maturity; provided, however, that if any such failure, breach or default shall be waived or cured (as evidenced by a writing from such holder or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such failure, breach or default shall be deemed likewise to have been thereupon waived or cured.
(f)    ERISA. A termination of a Plan of the Company or an ERISA Affiliate pursuant to Section 4042 of ERISA that would reasonably be expected to result in a Material Adverse Effect.
(g)    Misrepresentation. Any representation or warranty made by the Company is untrue in any material respect, or any certificate, schedule, statement, report, notice or writing (excluding any Appraisal, for which the Company makes no representation) furnished by the Company to the Agents or to the Banks, or any of them, is untrue in any material respect on the date as of which the facts set forth are stated or certified, shall remain material at the time of discovery and shall, if curable, remain incorrect in any material respect after 30 days after written notice thereof to the Company (it being understood that any failure by the Company to include within any such schedule, statement, report, notice, or writing any information the omission of which would cause the material included to be misleading shall be as much an untruth as a false statement contained therein).
Section 7.2    Remedies Upon Default.
(a)    If an Event of Default specified in Section 7.1(c) occurs, the Commitments of the Banks shall thereupon automatically terminate and the aggregate unpaid principal balance of and accrued interest on the Obligation shall thereupon become due and payable concurrently therewith, without any action by the Paying Agent or any Bank and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Except as set forth in the preceding sentence, should any other Event of Default occur and be continuing, the Paying Agent may, and if requested by the Majority Banks, shall, do any one or more of the following:
(i)    Acceleration. Declare (by written notice to the Company) the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable, without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or other notice of any kind (except any notice or demand specified in this Agreement), all of which are hereby expressly waived.

(ii)    Termination. Terminate the Commitments by written notice to the Company.
(iii)    Judgment. Reduce any claim to judgment.
(iv)    Rights. Exercise any and all legal and equitable Rights available to it.
(b)    With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 7.2, the Company shall, upon any such acceleration, deposit in a cash collateral account opened by the Paying Agent (the “Collateral Account”) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Paying Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the other Loan Papers. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the other Loan Papers shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto).
Section 7.3    Remedies in General. If any Event of Default shall occur and be continuing, the Paying Agent may immediately proceed to protect and enforce all or any Rights with respect thereto contained in this Agreement or any other Loan Papers or may enforce any other legal or equitable Rights. Any Right may be exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default.

ARTICLE VIII THE AGENTS

Section 8.1    Authorization and Action. Each Bank hereby irrevocably appoints and authorizes (a) JPMorgan Chase Bank, N.A. to act as its Paying Agent hereunder and under each of the other Loan Papers, (b) JPMorgan Chase Bank, N.A. and Citibank, N.A. to act as Co-Administrative Agents hereunder and under each of the other Loan Papers, (c) Barclays Bank PLC to act as Syndication Agent hereunder and (d) Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A. to act as Documentation Agents hereunder. JPMorgan Chase Bank, N.A. consents to such appointment as Paying Agent and agrees to perform the duties of the Paying Agent hereunder and under the other Loan Papers. Each of JPMorgan Chase Bank, N.A. and Citibank, N.A. consents to its appointment as a Co-Administrative Agent, Barclays Bank PLC consents to its appointment as Syndication Agent and each of Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A. consents to its appointment as Documentation Agent. Each Bank authorizes and directs the Paying Agent to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of such Agent by the terms hereto, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Papers (including, without limitation, enforcement or collection of the Loans or Notes), the Paying Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Loans or Notes; provided, however, that no Agent shall be required to take any action which exposes such Agent to liability or which is contrary to this Agreement or applicable Law.

Section 8.2    Agents’ Reliance, Etc. None of the Agents and none of their respective Affiliates, directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Papers (i) with the consent or at the request of the Majority Banks (or all the Banks, if required) or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties that the Agents and their respective directors, officers, agents, and employees shall have no liability for actions and omissions under this Section 8.2 resulting from their ordinary contributory negligence). Without limitation of the generality of the foregoing, each Agent (i) may treat the payee of each Loan or Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made by or on behalf of the Company in or in connection with any Loan Paper; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Paper or to inspect the property (including the books and records) of the Company or any of its Subsidiaries; (v) shall have no responsibility to ensure the satisfaction of any condition set forth in Article IV or elsewhere herein other than to confirm receipt of items expressly required to be delivered to the Paying Agent, (vi) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (vii) shall incur no liability under or in respect of any Loan Paper by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or e-mail) reasonably believed by it to be genuine and signed or sent by the proper party or parties; and (viii) may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.
Section 8.3    Rights of Agents as Banks. With respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note) and its Affiliates shall have the same rights and powers under this Agreement or any other Loan Paper as any other Bank and may exercise the same as though it were not an Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note), in its individual capacity. Each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note) and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Subsidiaries and any Person who may do business with or own securities of the Company or of the Subsidiaries, all as if such Bank were not an Agent, and without any duty to account therefor to the Banks.
Section 8.4    Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon any of the Agents or any other Bank and based on the Current Financials and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon any of the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 8.5    Agents’ Indemnity. None of the Agents shall be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the Loans or Notes unless indemnified to such Agent’s satisfaction by the Banks against loss, cost, liability, and expense. If any indemnity furnished to such Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks severally but not jointly agree to indemnify the Paying Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Committed Loans then held by each of them (or if no Committed Loans are at the time outstanding, ratably according to either (i) the respective amounts of their Commitments, or (ii) if the Commitments have terminated, the respective amounts of the Commitments immediately prior to such termination); provided that, in the case of Section 2.22, when a Defaulting Bank shall exist, any such Defaulting Bank’s Commitment shall be disregarded in the calculation, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement or the other Loan Papers (including, without limitation, any action taken or omitted under Article II of this Agreement); provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from such Agent’s fraud, gross negligence or willful misconduct. Each Bank agrees, however, that it expressly intends, under this Section 8.5, to indemnify each Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements arising out of or resulting from such Agent’s ordinary or contributory negligence. Without limitation of the foregoing, each Bank agrees to reimburse the Paying Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Papers to the extent that such Agent is not reimbursed for such expenses by the Company. The provisions of this Section 8.5 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 8.6    Successor Paying Agent . The Paying Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed as Paying Agent under this Agreement and the other Loan Papers at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right, with the consent, not to be unreasonably withheld or delayed, of the Company (provided that the Company’s consent shall not be required during the continuance of a Default or an Event of Default), to appoint a successor Paying Agent. If no successor Paying Agent shall have been so appointed and shall have accepted such appointment within 30 calendar days after the retiring Paying Agent’s giving notice of resignation or the Majority Banks’ removal of the retiring Paying Agent, then the retiring Paying Agent may, on behalf of the Banks, with the consent, not to be unreasonably withheld or delayed, of the Company (provided that the Company’s consent shall not be required during the continuance of a Default or Event of Default), appoint a successor Paying Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Paying Agent hereunder and under the other Loan Papers by a successor Paying Agent, such successor Paying Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Paying Agent, and the retiring Paying Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Papers. After any retiring Paying Agent’s resignation or removal as the Paying Agent hereunder and under the other Loan Papers, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Paying Agent under this Agreement and the other Loan Papers.

Section 8.7    Erroneous Payments. Each Bank hereby agrees that (x) if the Paying Agent notifies such Bank that the Paying Agent has determined in its sole discretion that any funds received by such Bank from the Paying Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Bank (whether or not known to such Bank), and demands the return of such Payment (or a portion thereof), such Bank shall promptly, but in no event later than one Business Day thereafter, return to the Paying Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Paying Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Bank shall not assert, and hereby waives, as to the Paying Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Paying Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Paying Agent to any Bank under this Section 8.7 shall be conclusive, absent manifest error.
(i)    Each Bank hereby further agrees that if it receives a Payment from the Paying Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Paying Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Bank shall promptly notify the Paying Agent of such occurrence and, upon demand from the Paying Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Paying Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Paying Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Paying Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(ii)    The Company hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Bank that has received such Payment (or portion thereof) for any reason, the Paying Agent shall be subrogated to all the rights of such Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Company.
(iii)    Each party’s obligations under this Section 8.7 shall survive the resignation or replacement of the Paying Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Paper.

Section 8.8    Notice of Default. The Paying Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Paying Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Paying Agent receives such a notice, the Paying Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Paying Agent also shall give notice thereof to the Company. The Paying Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 8.1 and Section 8.2.
Section 8.9    Co-Administrative Agents and Documentation Agent. The Co-Administrative Agents, the Syndication Agent and the Documentation Agents shall not have any duties or responsibilities hereunder in their capacities as such.

ARTICLE IX MISCELLANEOUS

Section 9.1    Amendments, Etc.
(a)    Except as provided in Section 2.25, no amendment or waiver of any provision of this Agreement or any other Loan Paper, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or the Paying Agent with the consent of the Majority Banks) in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by each Bank directly affected thereby (or the Paying Agent with the consent of each Bank directly affected thereby), do any of the following: (a) increase the amount of the Commitments of any Banks or subject any Banks to any additional obligations, (b) reduce the principal of, or rate or amount of interest applicable to, any Loan or participation in any Letter of Credit other than as provided in this Agreement, or any fees hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees hereunder, (d) extend the expiration date of any Bank’s Commitment, (e) eliminate or reduce the voting rights of any Bank under this Section 9.1 or lower the percentage set forth in the definition of “Majority Banks”, (f) amend Section 2.5(c) or Section 2.15 in any manner that would alter the pro rata sharing of payments or Commitment reductions required thereby, or (g) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder; provided, further, that no amendment waiver, or consent shall modify or waive any provision of Section 2.22, Article III or Section 4.3 without the written consent of each Issuing Bank; and provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by the Paying Agent in addition to the Banks required above to take such action, affect the rights or duties of the Paying Agent under this Agreement or any other Loan Paper, or modify or waive any provision of Section 2.22.
(b)    Notwithstanding the foregoing, if the Paying Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Papers, then the Paying Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement
Section 9.2    Notices, Etc. Any Agent, any Bank, or the holder of any Loan or Note giving consent or notice or making any request of the Company provided for hereunder, shall notify each Bank and the Paying Agent thereof. In the event that the holder of any Loan or Note (including any Bank) shall transfer such Loan or Note, it shall promptly so advise the Paying Agent which shall be entitled to assume conclusively that no transfer of any Loan or Note has been made by any holder (including any Bank) unless and until such Agent receives written notice to the contrary. Notices, consents, requests, approvals, demands, and other communications (collectively “Communications”) provided for herein shall be in writing (including telecopy Communications) and mailed, telecopied, e-mailed (where indicated) or delivered:

(a)    If to the Company, to it at:

Southwest Airlines Co.
P.O. Box 36611, HDQ-6TR
Dallas, Texas 75235
Telecopy Number: (214) 932-1322
Attention: Treasurer
E-mail: Capital_Markets-DG@wnco.com

(b)    If to the Paying Agent:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: Loan & Agency Services Group
Tel: +13025520561
Email: matthew.d.frink @jpmchase.com

Agency Withholding Tax Inquiries:

Email: agency.tax.reporting@jpmorgan.com
Agency Compliance/Financials/Intralinks:
Email: covenant.compliance@jpmchase.com

(c)    If to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank:

JPMorgan Chase Bank, N.A.
10420 Highland Manor Dr. 4th Floor
Tampa, FL 33610
Attention: Standby LC Unit
Tel: 800-364-1969
Fax: 856-294-5267
Email: GTS.Client.Services@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: Loan & Agency Services Group
Tel: +13025520561

Email: matthew.d.frink@jpmchase.com

(d)    If to any Bank, any other Issuing Bank or any other Agent, as specified on Schedule I hereto or, in the case of any party, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. All Communications shall, when mailed, telecopied, e-mailed or delivered, be effective and shall be deemed to have been duly given when sent by telecopier or e-mail to any party or the telecopier number or e-mail address, as applicable, as set forth herein or on the signature pages hereof (or other telecopy number or e-mail address designated by such party in a written notice to the other parties hereto), or five days after being mailed to the address as set forth herein (or such other address designated by such party in a written notice to the other parties hereto) respectively, or when delivered to such address; provided, however, Communications to any Agent pursuant to Article II or Article VIII shall not be effective until received by such Agent.
Section 9.3    No Waiver; Remedies. No failure on the part of any Bank or any Agent to exercise, and no delay in exercising, any Right hereunder or under any other Loan Paper shall operate as a waiver thereof; nor shall any single or partial exercise of any such Right, or any abandonment or discontinuance of any steps to enforce such Right, preclude any other or further exercise thereof or the exercise of any other Right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The Rights herein provided are cumulative and not exclusive of any Rights provided by Law.
Section 9.4    Costs, Expenses and Taxes. The Company agrees to pay or reimburse: (i) all reasonable and documented or invoiced costs and out-of-pocket expenses of JPMorgan Chase Bank, N.A., in its capacity as Paying Agent and Administrative Agent in connection with (A) the preparation, execution, delivery, and administration of this Agreement and the other Loan Papers, including, without limitation, the reasonable fees and reasonable and invoiced out-of-pocket expenses of counsel for JPMorgan Chase Bank, N.A., in its capacity as Paying Agent and Administrative Agent with respect thereto and with respect to advising JPMorgan Chase Bank, N.A., in its capacity as Paying Agent and Administrative Agent as to its Rights and responsibilities under this Agreement and the other Loan Papers, and (B) any amendment, modification, supplement, or waiver of any of the terms of this Agreement (limited in the case of legal fees and expenses, to the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP, as counsel to the Paying Agent and the Banks, one firm of aviation counsel, and, if necessary, a single local counsel in each appropriate jurisdiction), and (ii) all reasonable and documented or invoiced costs and out-of-pocket expenses of the Banks and the Agents (including reasonable counsel’s fees, and including reasonable allocated in-house counsel fees for any Bank or any Agent) in connection with the enforcement of this Agreement and the other Loan Papers (limited in the case of legal fees and expenses, to one firm of outside counsel, one firm of aviation counsel, and, if necessary, a single local counsel in each appropriate jurisdiction to the Paying Agent and the Banks, taken as a whole (and, in each case, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected parties)). In addition, the Company shall pay any and all Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Papers, and agrees to save the Agents and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Paper. The obligations of the Company under this Section 9.4 shall survive the termination of this Agreement and/or repayment of the Loans.
Section 9.5    Indemnity. The Company agrees to indemnify and hold harmless the Agents, the Banks, the Issuing Banks and each of their respective Affiliates, officers, directors, employees, agents, advisors and representatives against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, deficiencies, expenses, and disbursements of any kind or nature whatsoever (limited in the case of legal fees and expenses, to one firm of outside counsel, one firm of aviation counsel, and, if necessary, a single local counsel in each appropriate jurisdiction to the Paying Agent, the Banks and the Issuing Banks, taken as a whole (and, in each case, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected parties)) which may be imposed on, incurred by or asserted against any Agent, any Bank, any Issuing Bank or any of their respective Affiliates, officers, directors, employees, agents, advisors or other representatives in any way relating to or arising out of the Loan Papers, any transaction related hereto, or any act, omission, or transaction of the Company, its Subsidiaries, and Affiliates, or any of their employees, officers, directors or other representatives, to the extent that any of the same results, directly or indirectly, from any claims made or actions, suits, or proceedings commenced by or on behalf of any person other than an Agent, a Bank or an Issuing Bank.

The obligation of the Company under this section shall continue for a period of one year after payment of the Obligation and termination of any or all Loan Papers, and SHALL APPLY WHETHER OR NOT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY AGENT OR ANY BANK;
provided, however, that (i) although each indemnified party shall have the right to be indemnified from its own ordinary negligence, no indemnified party shall have the right to be indemnified hereunder for willful misconduct, gross negligence or bad faith to the extent found by a final, non-appealable judgment of a court of competent jurisdiction and (ii) the indemnity set forth in this Section 9.5 shall not apply to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, deficiencies, expenses or disbursements resulting from a proceeding that does not involve an act or omission by the Company or any of its affiliates and that is brought by an indemnified party against any other indemnified party (other than claims against any Agent in its capacity or in fulfilling its role as an Agent under the Loan Papers).
To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any indemnified party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Papers or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.
Section 9.6    Right of Setoff. If any Event of Default shall have occurred and is continuing, each Bank and each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank, Issuing Bank or Affiliate to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement and the Loans held by such Bank, Issuing Bank or Affiliate, irrespective of whether or not such Bank, Issuing Bank or Affiliate shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each Bank and Issuing Bank agrees promptly to notify the Company and the Paying Agent after any such setoff and application made by such Bank, Issuing Bank or Affiliate, but the failure to give such notice shall not affect the validity of such setoff and application. The Rights of each Bank and each Issuing Bank under this Section 9.6 are in addition to the Rights and remedies (including, without limitation, other Rights of setoff) which such Bank or Issuing Bank may have.

Section 9.7    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.8    Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Papers to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Paper or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Paying Agent or any of its Affiliates and the respective directors, officers, employees, agents and advisors may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Paper shall (i) affect any right that any Co-Administrative Agent, any Issuing Bank or any Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, as the case may be at its address set forth in Section 9.2 or at such other address of which the Paying Agent shall have been notified pursuant thereto; and
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
Section 9.9    Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Papers, and no investigation by any Agent or any Bank or any closing shall affect the representations and warranties or the Right of any Agent or any Bank to rely upon them.

Section 9.10    Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Agents, and each Bank and thereafter shall be binding upon and inure to the benefit of the Company (subject to the provisions of Section 9.11), the Agents, each Bank and their respective successors and assigns.
Section 9.11    Successors and Assigns; Participations.
(a)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises, agreements, representations and warranties by or on behalf of the Company, the Agents or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Except for any assignment or transfer by the Company of its rights and obligations under this Agreement to a Successor Company in accordance with Section 6.14, the Company may not assign or transfer any its rights or obligations hereunder without the prior written consent of all of the Banks.
(b)    Each Bank may without the consent of the Company sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and any Note or Notes held by it); provided, however, that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Loans and Notes (if any) for all purposes of this Agreement, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II and Section 9.4, but only to the extent that such protection would have been available to such Bank, calculated as if no such participations had been sold, and the indemnity protection provisions contained in Section 9.5, (v) the Company, the Agents, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (vi) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Papers, other than the right to vote upon or consent to (y) amendments, modifications, or waivers with respect to any fees payable hereunder (including the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans and (z) any extension of the Termination Date. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that a Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(c)    Each Bank may assign to one or more Persons (other than a natural person, a Defaulting Bank or the Company or any of its Affiliates), all or a portion of its interests, rights, and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Committed Loans at the time owing to it); provided, however, that (i) such assignment, if not to a Bank or an Eligible Affiliate Assignee of the assigning Bank, shall be consented to by the Company (which consent shall not be unreasonably withheld or delayed and shall not be required after the occurrence or during the continuance of a Default or Event of Default), the Paying Agent and each Issuing Bank (which consent shall not be unreasonably withheld or delayed), (ii) each Bank’s Commitment (including Loans owing to it and its pro rata share of the L/C Obligations) to be assigned shall not be less than $5,000,000 minus reductions pursuant to Section 2.5(a) unless (x) otherwise agreed by the Company and the Paying Agent, (y) in the case of the assigning Bank, such amount is reduced to zero pursuant to such assignment or (z) the assignment is to a Bank, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement, (iv) the assignee thereof shall deliver to the Company and the Paying Agent any Internal Revenue Service forms required by Section 2.18, and (v) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption substantially in the form of Exhibit E hereto (an “Assignment and Assumption”), together with a properly completed Administrative Questionnaire, any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (or such lesser amount as shall be acceptable to the Paying Agent); provided, however, no such fee shall be required in the case of any assignment requested by the Company pursuant to Article II of this Agreement. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof (unless a shorter period shall be agreed to by the Company, the Paying Agent, and the assignor Bank), (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Bank hereunder and under the other Loan Papers and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement and the other Loan Papers (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Bank’s rights and obligations under this Agreement and the other Loan Papers, such Bank shall cease to be a party hereto and thereto).

(d)    By executing and delivering an Assignment and Assumption, the Bank assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representations and warranties that (x) it is the legal and beneficial owner of the interest being assigned thereby, (y) the interest being assigned thereby is free and clear of any lien, encumbrance or other adverse claim and (z) it has full power and authority, and has taken all action necessary, to execute and deliver such Assignment and Assumption and to consummate the transactions contemplated thereby, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance of its respective obligations under this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement together with copies of financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Agents, such Bank assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Paying Agent to take such action on behalf of such assignee and to exercise such powers under this Agreement and the other Loan Papers as are delegated to each such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

(e)    The Paying Agent shall maintain at its office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans and L/C Obligations owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agents, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any Bank or the Paying Agent at any reasonable time and from time to time upon reasonable prior notice.
(f)    Upon its receipt of an Assignment and Assumption executed by an assigning Bank and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Paying Agent shall, if such Assignment and Assumption has been completed and is substantially in the form of Exhibit E hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Banks, the Paying Agent and the Company. Within five Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Paying Agent in exchange for the surrendered Note or Notes, if any, (x) a new Note or Notes to the order of such assignee in an amount equal to its portion of the Commitment assumed by it pursuant to such Assignment and Assumption and (y) if the assigning Bank has retained any Commitment hereunder, new Notes to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes. Such new Notes shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit B hereto. Cancelled Notes shall be returned to the Company.
(g)    Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11 (or in connection with any swap, derivative, securitization or credit insurance relating to the Company and its obligations), disclose to the assignee or participant or proposed assignee or participant (or to any direct, indirect, actual or prospective counterparty (and its advisor) to any such swap, derivative or securitization) any information relating to the Company and its Subsidiaries furnished to such Bank by or on behalf of the Company; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant (or any such counterparty (and its advisor)) shall agree for the benefit of the Company to preserve the confidentiality of any confidential information relating to the Company received from such Bank.
(h)    Notwithstanding any other provision set forth in this Agreement, any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
Section 9.12    Confidentiality. Each Agent, each Issuing Bank and each Bank agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent any Agent, any Issuing Bank or any Bank from disclosing any such Information (a) to any Agent, any Issuing Bank, any Bank or any affiliate thereof, (b) as permitted by Section 9.11(g), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates in each case on a need-to-know basis, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance

Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank’s investment portfolio in connection with ratings issued with respect to such Bank, (i) in connection with the exercise of any remedy hereunder or under any other Loan Paper, or (j) if agreed by the Company in its sole discretion, to any other Person. “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Agents, any Issuing Bank or any Bank on a non-confidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. If any Bank or Agent is in any manner requested or required to disclose any of the information delivered or made available to it by the Company under clauses (d), (e) or (f) of this Section, in each case other than in connection with any routine examination or audit conducted by a Governmental Authority in the ordinary course, such Bank or Agent will, to the extent permitted by law, provide the Company with prompt notice, to the extent reasonable, so that the Company may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section 9.12.

Each Bank acknowledges that information furnished to it pursuant to this Agreement or the other Loan Papers may include material non-public information concerning the Company and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Company or the Paying Agent pursuant to, or in the course of administering, this Agreement or the other Loan Papers will be syndicate-level information, which may contain material non-public information about the Company and its Affiliates and their related parties or their respective securities. Accordingly, each Bank represents to the Company and the Paying Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
Section 9.13    Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.
Section 9.14    Severability. Should any clause, sentence, paragraph, or Section of this Agreement be judicially declared to be invalid, unenforceable, or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.
Section 9.15    Integration. This Agreement and the other Loan Papers represent the entire agreement of the Company, the Paying Agent and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Paying Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Papers.

Section 9.16    Descriptive Headings. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.
Section 9.17    Execution in Counterparts.
(a)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(b)    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Paper and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Paper and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Paper or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Paper and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Paying Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Paying Agent has agreed to accept any Electronic Signature, the Paying Agent, the Co-Administrative Agents and each of the Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Paying Agent or any Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart.
Section 9.18    WAIVERS OF JURY TRIAL. THE COMPANY, THE PAYING AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER AND FOR ANY COUNTERCLAIM THEREIN.
Section 9.19    No Fiduciary Duty. The Paying Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Company, its stockholders and/or its affiliates. The Company agrees that nothing in the Loan Papers or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Company, its stockholders or its affiliates, on the other. The Company acknowledges and agrees that (i) the transactions contemplated by the Loan Papers (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of the Company, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise the Company, its stockholders or its affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in the Loan Papers and (y) each Bank is acting solely as principal and not as the agent or fiduciary of the Company, its management, stockholders, creditors or any other Person. The Company acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

Section 9.20    USA Patriot Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each borrower or guarantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Bank to identify such Loan Party in accordance with the Patriot Act. The Company agrees to provide such information as each Bank or the Paying Agent reasonably requests in order to perform its "know your customer" due diligence.
Section 9.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Paper or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Paper, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Paper; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.22    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable to such Bank in respect of such Loan hereunder, together with all Charges payable to such Bank in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable to such Bank in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

[Remainder of page intentionally blank; signature pages intentionally omitted]

ANNEX II

SCHEDULE III
COMMITMENTS

Bank	Commitment
JPMorgan Chase Bank, N.A.	$100,000,000
Citibank, N.A.	$100,000,000
Bank of America, N.A.	$100,000,000
Barclays Bank PLC	$100,000,000
Wells Fargo Bank, National Association	$100,000,000
BNP Paribas	$81,000,000
Goldman Sachs Bank USA	$81,000,000
Morgan Stanley Senior Funding, Inc.	$65,000,000
Morgan Stanley Bank, N.A.	$16,000,000
Standard Chartered Bank	$81,000,000
U.S. Bank National Association	$81,000,000
Sumitomo Mitsui Banking Corporation	$60,000,000
Comerica Bank	$35,000,000
Total	$1,000,000,000

ANNEX III

SCHEDULES AND EXHIBITS (including Schedule III, as amended hereby and set forth in Annex II)

[Attached]

509265-1983-ACTIVE.58114639.5

SCHEDULE I
SOUTHWEST AIRLINES CO.
$1,000,000,000 Revolving Credit Facility Agreement

Name	Notice and Contact Information	Lending Offices
JPMorgan Chase Bank, N.A.	Matthew Frink JPMorgan Chase Bank, N.A. 500 Stanton Christiana Rd. NCC5 / 1st Floor Newark, DE 19713 Phone: 130-255-20561 matthew.d.frink@jpmchase.com	Domestic Office 500 Stanton Christiana Road, Floor 3, Ops 2 Newark, DE 19713 Eurodollar Same as Domestic
Citibank, N.A.	Loan Administration Citibank, NA 1615 Brett Road, Building III New Castle, DE 19720 Phone: 302-894-6010 Facsimile: 646-274-5000 GLOriginationOps@citigroup.com	Domestic Office 388 Greenwich St. New York, NY 10013 Eurodollar Same as Domestic
Barclays Bank PLC	Gizella Ramirez 400 Jefferson Park, Whippany, NJ 07981 Phone: 201-499-4940 Gisella.Ramirez@barclays.com Bank Debt Management 745 7th Avenue New York, New NY 10019 ltmny@barclays.com;	Domestic Office Barclays Bank PLC 745 7th Avenue New York, New NY 10019 Eurodollar Same as Domestic
Bank of America, N.A.	Prathamesh Kshirsagar 110 N WACKER DR Mail Code: IL4-110-14-10 CHICAGO, IL, 60606-1511 Phone: 312.992.9035 prathamesh.s.kshirsagar@bofa.com POD 2 Facsimile: 972-728-6160 bank_of_america_as_lender_2@bofa.com	Domestic Office 100 N. Tryon Street Charlotte, NC 28255 Eurodollar Same as Domestic

509265-1983-ACTIVE.58114639.5

Name	Notice and Contact Information	Lending Offices
BNP Paribas
Robert Papas
787 7th Avenue
New York, NY 10022
Phone: 917-472-4879
robert.papas@us.bnpparibas.com

525 Washington Blvd.
Jersey City, NJ 07310
Phone: 514-285-5560
dl.afgny.mo@us.bnpparibas.com;
DL.NYK_LS_REGIONAL@US.BNPPARIBAS.COM; LOAN.BOOK@us.bnpparibas.com
Domestic Office BNP Paribas 787 7th Avenue New York, NY 10019 Eurodollar Same as Domestic
Goldman Sachs Bank USA	Dan Martis Goldman Sachs & Co. 2001 Ross Ave, 37th Floor Dallas, TX 75201 Phone: 1-212-934-3921 Fax: 917-977-3966 gsd.link@gs.com (fax all notices; do not e-mail)	Domestic Office 200 West Street New York, NY 10282 Eurodollar Same as Domestic
Morgan Stanley Bank, N.A. Morgan Stanley Senior Funding, Inc.	Morgan Stanley Loan Servicing 1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231 Phone: 443-627-4355 Fax: 718-233-2140 msloanservicing@morganstanley.com	Domestic Office One Utah Center 201 South Main Street, 5th Floor Salt Lake City, Utah 84111 Eurodollar Same as Domestic
U.S. Bank National Association	Ken Gorski U.S. Bank National Association 425 Walnut Street, 8th Floor Cincinnati, OH 45202 Phone: 513-632-3961	Domestic Office U.S. Bank City Centre 1420 5th Ave, PD-WA-T9IN Seattle, WA 98101 Eurodollar Same as Domestic

509265-1983-ACTIVE.58114639.5

Name	Notice and Contact Information	Lending Offices
Wells Fargo Bank, N.A.	Kim Coleman Wholesale Loan Servicing 7711 Plantation Road Roanoke, VA 24019 Phone: 866-647-7249, Option 4 Fax: 866-270-7214 RKELCLNSVMemberSyndication@wellsfargo.com	Domestic Office 420 Montgomery Street San Francisco, CA 94163 Eurodollar (by e-mail) RKELCFX@WellsFargo.com; Loanadmin.London@WellsFargo.com
Comerica Bank
Gerald R. Finney, Jr.
1717 Main Street, 4th Floor
Dallas, TX 75201
Phone: 214-462-4348
Fax: 214-462-4240
grfinney@comerica.com

Tracie Reyes
2900 North Loop West, 9th Floor
Houston, TX 77092
Phone: 713-507-1391
Fax: 713-507-2889
tlreyes@comerica.com; ComericaParticipations@comerica.com
Domestic Office 1717 Main Street, 4th Floor Dallas, TX 75201 Eurodollar Same as Domestic
Sumitomo Mitsui Banking Corporation	Attn: Hundal Singh Address: 277 Park Avenue, New York, NY, 10172 Email: Hundal_Singh@smbcgroup.com and SMBCTPDNYCORE@smbcgroup.com	Domestic Office 277 Park Avenue, New York, NY, 10172 Eurodollar Same as Domestic
Standard Chartered Bank, New York	Attn: Su-Lin Watson 1095 Ave of the Americas, New York, NY 10036 Phone: 347 331 8242 Sulin.Watson@sc.com	Domestic Office Two Gateway Center 13th Floor Newark, New Jersey 07102 Eurodollar Same as Domestic

509265-1983-ACTIVE.58114639.5

SCHEDULE II
POOL ASSETS (in US Millions)

No.	Aircraft Model	Serial Number	Regist. No.	Build Date	Engine Type	MTOW (lbs)	Base Value	Current Market Value
1	737-700	32528	N273WN	Apr-07	CFM56-7B22E	154,500	$13.08	$10.98
2	737-700	33933	N7745A	May-07	CFM56-7B22E	154,500	$13.16	$11.05
3	737-700	32532	N279WN	Jun-07	CFM56-7B22E	154,500	$13.23	$11.10
4	737-700	33934	N7746C	Jun-07	CFM56-7B22E	154,500	$13.23	$11.10
5	737-700	32533	N280WN	Jun-07	CFM56-7B22E	154,500	$13.23	$11.10
6	737-700	36091	N7747C	Jun-07	CFM56-7B22E	154,500	$13.23	$11.10
7	737-700	36528	N281WN	Jun-07	CFM56-7B22E	154,500	$13.23	$11.10
8	737-700	36399	N7748A	Jul-07	CFM56-7B22E	154,500	$13.31	$11.17
9	737-700	32534	N282WN	Jul-07	CFM56-7B22E	154,500	$13.31	$11.17
10	737-700	36610	N283WN	Jul-07	CFM56-7B22E	154,500	$13.31	$11.17
11	737-700	32535	N284WN	Jul-07	CFM56-7B22E	154,500	$13.31	$11.17
12	737-700	32536	N285WN	Aug-07	CFM56-7B22E	154,500	$13.39	$11.24
13	737-700	32537	N287WN	Aug-07	CFM56-7B22E	154,500	$13.39	$11.24
14	737-700	36611	N288WN	Aug-07	CFM56-7B22E	154,500	$13.39	$11.24
15	737-700	36633	N289CT	Aug-07	CFM56-7B22E	154,500	$13.39	$11.24
16	737-700	36632	N290WN	Aug-07	CFM56-7B22E	154,500	$13.39	$11.24
17	737-700	32539	N291WN	Sep-07	CFM56-7B22E	154,500	$13.46	$11.30
18	737-700	32538	N292WN	Sep-07	CFM56-7B22E	154,500	$13.46	$11.30
19	737-700	36612	N293WN	Sep-07	CFM56-7B22E	154,500	$13.46	$11.30
20	737-700	32540	N294WN	Oct-07	CFM56-7B22E	154,500	$13.39	$11.24
21	737-700	36613	N296WN	Oct-07	CFM56-7B22E	154,500	$13.54	$11.37
22	737-700	32541	N295WN	Oct-07	CFM56-7B22E	154,500	$13.54	$11.37
23	737-700	32542	N297WN	Oct-07	CFM56-7B22E	154,500	$13.54	$11.37
24	737-700	36614	N299WN	Nov-07	CFM56-7B22E	154,500	$13.62	$11.43
509265-1983-ACTIVE.58114639.5

No.	Aircraft Model	Serial Number	Regist. No.	Build Date	Engine Type	MTOW (lbs)	Base Value	Current Market Value
25	737-700	32543	N298WN	Nov-07	CFM56-7B22E	154,500	$13.62	$11.43
26	737-700	32544	N900WN	Dec-07	CFM56-7B22E	154,500	$13.69	$11.49
27	737-700	32545	N901WN	Dec-07	CFM56-7B22E	154,500	$13.69	$11.49
28	737-700	36615	N902WN	Dec-07	CFM56-7B22E	154,500	$13.69	$11.49
29	737-700	36887	N906WN	Jan-08	CFM56-7B22E	154,500	$13.77	$11.57
30	737-700	36913	N943WN	Mar-10	CFM56-7B22E	154,500	$16.02	$13.46
31	737-700	36659	N944WN	Mar-10	CFM56-7B22E	154,500	$15.87	$13.33
32	737-700	36660	N945WN	Mar-10	CFM56-7B22E	154,500	$15.87	$13.33
33	737-700	36918	N946WN	Apr-10	CFM56-7B22E	154,500	$15.97	$13.41
34	737-700	36924	N947WN	May-10	CFM56-7B22E	154,500	$16.06	$13.49
35	737-700	36662	N948WN	Jun-10	CFM56-7B22E	154,500	$16.16	$13.57
36	737-700	36663	N949WN	Jul-10	CFM56-7B22E	154,500	$16.25	$13.65
37	737-700	36664	N950WN	Aug-10	CFM56-7B22E	154,500	$16.35	$13.73
38	737-700	36665	N951WN	Aug-10	CFM56-7B22E	154,500	$16.35	$13.73
39	737-700	36667	N952WN	Nov-10	CFM56-7B22E	154,500	$16.78	$14.09
40	737-700	36668	N953WN	Dec-10	CFM56-7B22E	154,500	$16.73	$14.05
41	737-700	36669	N954WN	Feb-11	CFM56-7B22E	154,500	$16.92	$14.21
42	737-700	36726	N555LV	Mar-11	CFM56-7B22E	154,500	$17.18	$14.43
43	737-700	36671	N955WN	Mar-11	CFM56-7B22E	154,500	$17.18	$14.43
44	737-700	33936	N556WN	Apr-11	CFM56-7B22E	154,500	$17.28	$14.52
45	737-700	36672	N956WN	Apr-11	CFM56-7B22E	154,500	$17.13	$14.39
46	737-700	41528	N957WN	May-11	CFM56-7B22E	154,500	$17.23	$14.47
47	737-700	36673	N958WN	May-11	CFM56-7B22E	154,500	$17.38	$14.60
48	737-700	36674	N959WN	Jun-11	CFM56-7B22E	154,500	$17.48	$14.68
49	737-700	36675	N960WN	Jul-11	CFM56-7B22E	154,500	$17.44	$14.65
50	737-700	36962	N961WN	Jul-11	CFM56-7B22E	154,500	$17.59	$14.78
509265-1983-ACTIVE.58114639.5

No.	Aircraft Model	Serial Number	Regist. No.	Build Date	Engine Type	MTOW (lbs)	Base Value	Current Market Value
51	737-700	36963	N962WN	Jul-11	CFM56-7B22E	154,500	$17.59	$14.78
52	737-700	36676	N963WN	Jul-11	CFM56-7B22E	154,500	$17.59	$14.78
53	737-700	36965	N964WN	Aug-11	CFM56-7B22E	154,500	$17.69	$14.86
54	737-700	36677	N965WN	Sep-11	CFM56-7B22E	154,500	$17.79	$14.94
55	737-700	36966	N966WN	Sep-11	CFM56-7B22E	154,500	$17.79	$14.94
56	737-700	36967	N967WN	Oct-11	CFM56-7B22E	154,500	$17.89	$15.03
57	737-800	36684	N8316H	Jul-12	CFM56-7B26E	174,200	$24.85	$22.86
58	737-800	36992	N8317M	Aug-12	CFM56-7B26E	174,200	$24.99	$22.99
59	737-800	36685	N8318F	Aug-12	CFM56-7B26E	174,200	$24.99	$22.99
60	737-800	36994	N8319F	Sep-12	CFM56-7B26E	174,200	$25.13	$23.12
61	737-800	36686	N8320J	Sep-12	CFM56-7B26E	174,200	$25.13	$23.12
62	737-800	36687	N8321D	Sep-12	CFM56-7B26E	174,200	$25.13	$23.12
63	737-800	36997	N8322X	Oct-12	CFM56-7B26E	174,200	$25.27	$23.25
64	737-800	37003	N8325D	Nov-12	CFM56-7B26E	174,200	$25.40	$23.37
65	737-800	35969	N8326F	Nov-12	CFM56-7B26E	174,200	$25.40	$23.37
66	737-800	37009	N8327A	Dec-12	CFM56-7B26E	174,200	$25.54	$23.50
67	737-800	38818	N8328A	Dec-12	CFM56-7B26E	174,200	$25.54	$23.50
68	737-800	37006	N8329B	Dec-12	CFM56-7B26E	174,200	$25.54	$23.50
69	737-800	36891	N8605E	Dec-12	CFM56-7B26E	174,200	$25.54	$23.50
70	737-800	36998	N8613K	Mar-13	CFM56-7B26E	174,200	$25.97	$23.85
71	737-800	36908	N8614M	Apr-13	CFM56-7B26E	174,200	$26.12	$23.99
72	737-800	36933	N8615E	Sep-13	CFM56-7B26E	174,200	$26.84	$24.65
73	737-800	36914	N8616C	Sep-13	CFM56-7B26E	174,200	$26.84	$24.65
74	737-800	36912	N8617E	Sep-13	CFM56-7B26E	174,200	$26.84	$24.65
75	737-800	36915	N8618N	Nov-13	CFM56-7B26E	174,200	$27.13	$24.92
76	737-800	42526	N8620H	Nov-13	CFM56-7B26E	174,200	$27.13	$24.92
509265-1983-ACTIVE.58114639.5

No.	Aircraft Model	Serial Number	Regist. No.	Build Date	Engine Type	MTOW (lbs)	Base Value	Current Market Value
77	737-800	33939	N8619F	Nov-13	CFM56-7B26E	174,200	$27.13	$24.92
78	737-800	36731	N8623F	Dec-13	CFM56-7B26E	174,200	$27.28	$25.06
79	737-800	42385	N8631A	May-14	CFM56-7B26E	174,200	$28.04	$25.73
80	737-800	60082	N8632A	Jun-14	CFM56-7B26E	174,200	$28.20	$25.87
81	737-800	36905	N8633A	Jun-14	CFM56-7B26E	174,200	$28.20	$25.87
82	737-800	42522	N8634A	Jun-14	CFM56-7B26E	174,200	$28.20	$25.87
83	737-800	60083	N8635F	Jun-14	CFM56-7B26E	174,200	$28.20	$25.87
Grand Total							$1,557.18	$1,363.90

Note: It is assumed that all 737 700s are equipped with winglets.

509265-1983-ACTIVE.58114639.5

SCHEDULE III
COMMITMENTS

Bank	Commitment
JPMorgan Chase Bank, N.A.	$100,000,000
Citibank, N.A.	$100,000,000
Bank of America, N.A.	$100,000,000
Barclays Bank PLC	$100,000,000
Wells Fargo Bank, National Association	$100,000,000
BNP Paribas	$81,000,000
Goldman Sachs Bank USA	$81,000,000
Morgan Stanley Senior Funding, Inc.	$65,000,000
Morgan Stanley Bank, N.A.	$16,000,000
Standard Chartered Bank	$81,000,000
U.S. Bank National Association	$81,000,000
Sumitomo Mitsui Banking Corporation	$60,000,000
Comerica Bank	$35,000,000
Total	$1,000,000,000

509265-1983-ACTIVE.58114639.5

EXHIBIT A
FORM OF NOTICE OF COMMITTED BORROWING

___________ __. ____
JPMorgan Chase Bank, N.A.,
as Paying Agent under the
Credit Agreement referred to below
JPM Loan and Agency Services
500 Stanton Christiana Road
Ops 2, 3rd Floor
Newark, DE 19713-2107

Attention: Robert Madak

Dear Sirs:

Reference is made to the $1,000,000,000 Revolving Credit Facility Agreement dated as of August 3, 2016 (as amended, modified, supplemented, renewed, or extended from time to time, the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby (check whichever is applicable):

___	1.	Gives you notice pursuant to Section 2.2 of the Credit Agreement that it requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Committed Borrowing is requested to be made:

(A)	Borrowing Date of Committed Borrowing (a Business Day)
(B)	Principal Amount of Committed Borrowing[1]
(C)	Interest rate basis[2]
(D)	Interest Period and the last day thereof,3,4

1 Not less than $10,000,000 or greater than the unused Total Commitment and in integral multiples of $1,000,000.

2 Term Benchmark Loan or Alternate Base Loan.

3Applicable only to Term Benchmark Loans.

4Interest Periods shall have a duration of one, three or six months and shall end not later than the Termination Date.
509265-1983-ACTIVE.58114639.5

___	2.
Gives you notice pursuant to Section 2.3(b) of the Credit Agreement that it requests the conversion of Committed Loans that are Term Benchmark Loans into Alternate Base Loans in the amount of $________ on ___________, 20__.[5,6]

___	3.
Gives you notice pursuant to Section 2.3(b) of the Credit Agreement that it requests the conversion of Committed Loans that are Alternate Base Loans into Term Benchmark Loans in the amount of $_________[5], having an Interest Period of _______ months,[4] on ___________, 20__.

4.
Gives you notice pursuant to Section 2.3(b) of the Credit Agreement that it requests the continuation of Term Benchmark Loans in the amount of $___________[5] to another Interest Period of ______ months,[4] on ___________, 20__[6].

Very truly yours,

SOUTHWEST AIRLINES CO.

By:
Name:
Title:

5 Not less than $10,000,000 and in integral multiples of $1,000,000.

6 Must be the last day of the applicable Interest Period.
A–2
509265-1983-ACTIVE.58114639.5

EXHIBIT B
FORM OF NOTE

$___________	______________, 20__
FOR VALUE RECEIVED, the undersigned, SOUTHWEST AIRLINES CO., a Texas corporation (the “Company”), hereby promises to pay to the order of______________________ (the “Bank”) on or before the Termination Date the lesser of (i) the amount of the Bank’s Commitment and (ii) the aggregate amount of Committed Loans made by the Bank to the Company and outstanding on the Termination Date.
The Company promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the $1,000,000,000 Revolving Credit Facility Agreement dated as of August 3, 2016 (as amended, modified, supplemented, renewed, or extended from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Company, the Bank, certain other banks and financial institutions party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents.
Both principal and interest are payable in immediately available funds in lawful money of the United States of America to JPMorgan Chase Bank, N.A., as Paying Agent, at its Principal Office. The amount and type of each Committed Loan made by the Bank to the Company and the maturity thereof, the rate of interest applicable thereto and all payments made on account of principal and interest hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this promissory note; provided, however, any failure by the holder hereof to make any such endorsement shall not limit or otherwise affect the Company’s obligations hereunder.
This promissory note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.
This promissory note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Committed Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Committed Loan being evidenced by this promissory note, and (ii) provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayment on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
Except as expressly provided in the Credit Agreement and the other Loan Papers, the Company and any and all endorsers, guarantors and sureties severally waive demand, presentment for payment notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions. or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.
THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
509265-1983-ACTIVE.58114639.5

Very truly yours,

SOUTHWEST AIRLINES CO.

By:
Name:
Title:

B–2
509265-1983-ACTIVE.58114639.5

SCHEDULE TO NOTE DATED _______________
ISSUED BY SOUTHWEST AIRLINES CO. TO _________________

Date	Loan	Type	Maturity	Interest Rate	Principal Repayment	Interest Payments	Balance

	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$

B–3
509265-1983-ACTIVE.58114639.5

EXHIBIT C–1
FORM OF COMPANY’S INTERNAL COUNSEL OPINION

[See attached.]

509265-1983-ACTIVE.58114639.5

Southwest Airlines Co.
Mark R. Shaw
Executive Vice President
Chief Legal & Regulatory Officer
Southwest Airlines Co.
P.O. Box 36611, HDQ/4GC
2702 Love Field Drive
Dallas, Texas 75235-1611
Direct: 214-792-6143
Mark.Shaw@wnco.com

August 4, 2023
The Banks and Agents
Referred-to Below
RE: Southwest Airlines Co. Fifth Amendment - $1,000,000,000 Revolving Credit Facility
Ladies and Gentlemen:
This opinion is furnished pursuant to Section 4(b)(iii) of the Fifth Amendment (herein so called), dated as of August 4, 2023, to the $1,000,000,000 Revolving Credit Facility Agreement dated as of August 3, 2016 (as amended, the "Credit Agreement"), among Southwest Airlines Co. (the "Company"), the Banks parties thereto, JPMorgan Chase Bank, N.A., as Paying Agent and Collateral Agent, and Citibank, N.A. and JPMorgan Chase Bank, N.A., as Co-Administrative Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
I am the Executive Vice President, Chief Legal and Regulatory Officer of the Company and solely in such capacity have examined, either personally or through attorneys under my supervision, originals, or copies certified to my satisfaction, of the Fifth Amendment, and such corporate records, certificates of corporate officials as to certain matters of fact, and instruments and documents as I have deemed necessary or advisable as a basis for the opinions set forth herein.
In such examination, I have assumed (i) the genuineness of all signatures (other than the signatures of Persons signing on behalf of the Company), the authenticity and completeness of all documents, certificates, instruments and records submitted to me as originals and the conformity to the original instruments of all documents submitted to me as copies, and the authenticity and completeness of the originals of such copies, (ii) the due authorization, execution and delivery by the Paying Agent and the Banks of the Fifth Amendment, (iii) that the Paying Agent and the Banks have all requisite power and authority to execute, deliver and perform the Fifth Amendment and (iv) the enforceability of the Fifth Amendment against the Paying Agent and the Banks. In addition, in rendering this opinion, I have relied upon, as to certain matters of fact, certificates of officers of the Company and certificates of public officials, without any independent investigation of such matters.
Based upon the foregoing, and relying upon the correctness of all statements of fact contained in the documents, certificates and records that I have examined either personally or through attorneys under my supervision, I am of the opinion that:

August 4, 2023

1.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and is duly qualified to do business in each jurisdiction in which the character or location of its properties or the nature or conduct of its business makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the consolidated financial condition of the Company and its Subsidiaries, taken as a whole. The Company has the corporate power to own its properties and to carry on its businesses as now conducted.
2.    The execution, delivery and performance by the Company of the Fifth Amendment is within its corporate powers, has been duly authorized by all necessary corporate action, and does not conflict with or constitute a default under (i) any law, rule, regulation, order or judgment known to me or contractual restriction of the Company known to me, the violation of which would have a Material Adverse Effect, or (ii) the Restated Certificate of Formation or the Amended and Restated Bylaws of the Company.
3.    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by the laws of the State of Texas, or the federal laws of the United States of America, for the due execution, delivery and performance by the Company of the Fifth Amendment other than routine filings of copies of the Fifth Amendment with the Securities and Exchange Commission.
4.    To my knowledge, except as set forth in the Company's Form 10-Q for the quarter ended June 30, 2023 and subsequent Form 8-Ks, there are no legal or governmental proceedings or investigations pending or threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary which individually or, to the extent involving related claims, in the aggregate, involve a material risk of a Material Adverse Effect on (i) the financial condition of the Company and its Subsidiaries considered as a whole, or (ii) the ability of the Company to perform its obligations under the Loan Papers.
This opinion is for the sole benefit of the Paying Agent and the Banks and may not be relied upon by any other Person without the express prior written consent of the undersigned. I am licensed to practice law only in the State of Texas and I express no opinion as to matters not governed by the laws of the United States of America or the laws of the State of Texas (except for the usury laws and choice-of-law provisions of the State of Texas, as to which I express no opinion).
The opinion speaks as of the date hereof, and I disclaim any duty to advise you regarding any changes subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein.

[Signature Page Follows]

2

Very truly yours,

Mark Shaw
Executive Vice President, Chief Legal and Regulatory Officer

Signature Page

EXHIBIT C–2
FORM OF COMPANY’S OUTSIDE COUNSEL OPINION

[See attached.]

509265-1983-ACTIVE.58114639.5

August 4, 2023
To the Banks and Agents referred-to below
Re:    Southwest Airlines Co. Fifth Amendment - $1,000,000,000 Revolving Credit Facility
Ladies and Gentlemen:
This opinion is furnished pursuant to Section 4(b)(iii) of the Fifth Amendment (herein so called), dated as of August 4, 2023, to the $1,000,000,000 Revolving Credit Facility Agreement dated as of August 3, 2016 (as amended, the "Credit Agreement"), among Southwest Airlines Co. (the "Company"), the Banks parties thereto, JPMorgan Chase Bank, N.A., as Paying Agent and Collateral Agent, and Citibank, N.A. and JPMorgan Chase Bank, N.A., as Co-Administrative Agents. For convenience of reference, terms defined in the Credit Agreement are used therein with the same meanings.
We have acted as special New York counsel of the Company in connection with the negotiation, documentation and consummation of the financing as contemplated by the Credit Agreement, and in this connection, we have examined, among other things, an executed copy of the Fifth Amendment.
We have also reviewed such other documents and certificates and such matters of law as we have considered relevant hereto. We have assumed, for purposes of our opinion hereinafter set forth, that the Fifth Amendment has been duly authorized, executed and delivered by each of the parties thereto and that, except as expressly made the subject of our opinions in the following paragraphs, the Fifth Amendment constitutes the legal, valid, binding and enforceable obligation of each of the parties thereto. As to any other facts material to our opinions expressed herein, we have relied upon the representations and warranties contained in the Fifth Amendment and related documents and certificates and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents and the authenticity of all documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies. In rendering the opinions expressed below, we have also assumed, with your permission and without investigation or inquiry, that the execution, delivery, and performance of the Fifth Amendment by each of the parties thereto do not breach or violate any law, rule, or regulation of any governmental authority or body of any jurisdiction.
Based upon and subject to the foregoing and having regard to legal considerations which we deem relevant, and subject to the comments and qualifications set forth below, we are of the opinion that:

August 4, 2023

1.    The Fifth Amendment (the "Opinion Document") constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that no opinion is expressed herein as to (A) whether a court outside of the State of New York would give effect to the choice of New York law provided for in the Opinion Document, (B) any provision in the Fifth Amendment relating to the severability of provisions in such documents, (C) any provision of the Fifth Amendment that requires any amendment or waiver thereof to be in writing, or (D) the effect of any provision of the Fifth Amendment imposing penalties or forfeitures.
Further, we wish to point out that provisions of the Fifth Amendment that permit any party thereto to make determinations or to take actions may be subject to a requirement that such determinations be made, and that such actions be taken, on a reasonable basis in good faith.
The opinions above are subject to:
(a)    the application of general principles of equity (regardless of whether considered in a proceeding of equity or at law), including, without limitation, (x) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (y) concepts of materiality, reasonableness, good faith and fair dealing;
(b)    all applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws, decrees or regulations affecting the enforcement of creditors' rights generally;
(c)    with respect to indemnity, contribution and exculpation provisions contained in the Opinion Document, limitations based upon public policy considerations; and
(d)    possible judicial action giving effect to foreign laws or foreign governmental or judicial action affecting or relating to the rights or remedies of creditors.
Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of any Loan Paper that purports to (i) grant a right to collect any amount that a court determines to constitute unearned interest, post-judgment interest, or a penalty or forfeiture, (ii) grant any right of set-off with respect to any contingent or unmatured obligation or to permit any Person purchasing a participation from a Bank to exercise set-off rights with respect to such participation, (iii) waive, release or vary any defense, right or privilege of, or any duties owing to, the Company to the extent that such waiver, release or variation may be limited by applicable law, (iv) maintain or impose any obligation to pay any amount in U.S. dollars, or specify any rate or method of exchange, where a final judgment concerning such obligation is rendered in another currency, (v) allow the Agents or the Banks to obtain reimbursement for costs and expenses, including without limitation attorney’s fees and legal expenses and expenses incurred in connection with collection or enforcement or the custody, preservation, use or operation of the collateral under the Loan Papers, to the extent such reimbursement is not permitted by applicable law, (vi) constitute a waiver of inconvenient forum or improper venue, (vii) relate to the subject matter jurisdiction of a court to adjudicate any controversy, (viii) provide for liquidated

August 4, 2023

damages or otherwise specify or limit damages, liabilities or remedies, (ix) allow for service of process by mail or through compliance with the notice provisions of any Loan Paper, or (x) provide for the severability of, or that the parties to any Loan Paper shall engage in negotiations to replace, any illegal, prohibited or unenforceable provision. In addition, the enforceability of any provision in any Loan Paper to the effect that (1) the terms thereof may not be waived or modified except in writing, (2) the express terms thereof supersede any inconsistent course of dealing, performance or usage of trade or (3) certain determinations made by one party shall have conclusive effect, may be limited under certain circumstances. Our opinion in paragraph 1 above with respect to the choice of law and choice of forum provisions of the Loan Papers is given in reliance on, and is limited in scope to, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, and we express no opinion with respect to any such provision insofar as it exceeds such scope. We express no opinion as to whether a United States federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to the Loan Papers or any of the transactions contemplated thereby.

We are members of the bar of the State of New York and we do not herein express any opinion as to matters governed by any laws other than the law of the State of New York and the Federal law of the United States of America currently in effect, in each case that in our experience are generally applicable to transaction of this type without regard to the particular nature of the businesses conducted by, or the legal or regulatory status of the Company or any other party to the Opinion Document. In particular (and without limiting the generality of the foregoing) we express no opinion as to (a) the laws of any country (other than the federal laws of the United States), (b) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of the Company or of any other party to or beneficiary of the Opinion Document, or (c) whether the choice of the law of the State of New York as the governing law in the Opinion Document would be given effect by any court or other governmental authority other than a New York State court.
Furthermore, without limiting the generality of the foregoing, we express no opinion with respect to, or with respect to the applicability to the opinions expressed herein of any (i) aviation laws (including, without limitation, the Transportation Code or any other laws, rules, or regulations governing, regulating or relating to the sale, acquisition, ownership, registration, leasing, financing, mortgaging, use or operation of any aircraft, aircraft engines or any part thereof), or any other laws, rules or regulations applicable to the particular nature of the equipment or other collateral subject to the Opinion Document; (ii) any environmental, public health, safety, intellectual property, antitrust or tax laws or laws governing labor relations, pensions or employee benefits, including the Employee Retirement Income Security Act of 1974, as amended; (iii) financial industry regulatory authority rules and any laws relating to bribery, corruption, money-laundering, anti-terrorism, communications, customs, imports or exports, insurance, international trade, sanctions or embargoes (whether foreign trade, economic, financial or otherwise), public utilities, commodities trading, futures or swaps; (iv) compliance with fiduciary duty requirements; or (v) any laws, rules, regulations or ordinances of any county, town or municipality or subdivision or agency thereof.

August 4, 2023

This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

WINSTEAD PC

By:
Melissa R. Stewart
Authorized Signatory

EXHIBIT D
FINANCIAL REPORT CERTIFICATE
FOR___________ ENDED ________, ____

PAYING AGENT:	JPMorgan Chase Bank, N.A.
COMPANY:	Southwest Airlines Co.
RE:	$1,000,000,000 Revolving Credit Facility Agreement
DATE:	_________________, ____

This certificate is delivered pursuant to Section 6.10 of the $1,000,000,000 Revolving Credit Facility Agreement dated as of August 3, 2016 (as amended. modified, supplemented, renewed, or extended from time to time, the “Credit Agreement”), among Southwest Airlines Co. (the “Company”), the Banks party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
I certify to the Agents and the Banks that I am the _____________________ (president, chief financial officer, treasurer, or assistant treasurer) of the Company on the date hereof and that:
1.    This certificate relates to the fiscal __________ ending on _______________, _____ (the “Subject Period”). The Financial Statements for the Subject Period were prepared in conformity with GAAP, and present fairly in all material respects the consolidated financial position and results of operations of the Company and its consolidated Subsidiaries as of the last day of, and for, the Subject Period.
2.    A review of the activities of the Company and its Subsidiaries during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, each such entity has kept, observed, performed, and fulfilled all of its obligations under the Loan Papers, and during the Subject Period, to my knowledge, each such entity kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers (except for any deviations set forth on the attached schedule).
3.    During the Subject Period, no Default or Event of Default has occurred which has not been cured or waived (except for any Defaults or Events of Default set forth on the attached schedule).
4.    The status of compliance by the Company with Section 6.9 of the Credit Agreement as of the last day of the Subject Period is set forth on the attached schedule.
5.    This certificate is being delivered on behalf of the Company. No person or entity other than the Agents and the Banks (collectively, the “Subject Recipients”) shall be entitled to receive or rely upon this certificate for any purpose. The Subject Recipients agree by their acceptance hereof that (a) they shall look solely to the Company for any loss, cost, damage, expense, claim, demand, suit, or cause of action arising out of or relating in any way to this certificate or its preparation and delivery, and (b) the undersigned shall not under any circumstances have any personal liability whatsoever for the preparation or execution of this certificate.

509265-1983-ACTIVE.58114639.5

Name:
Title:

D–2
509265-1983-ACTIVE.58114639.5

The status of compliance by the Company with Section 6.9 of the Credit Agreement as of the last day of the Subject Period is set forth below:

Section 6.9 — Coverage Ratio:

Consolidated Adjusted Pre-Tax Income*	$(1)
Aircraft Rentals*	$(2)
Net Interest Expense*	$(3)
Depreciation and amortization*	$(4)
Cash dividends paid*	$(5)
Sum of lines (1), (2), (3), and (4), minus line (5)	$(6)
Net Interest Expense*	$(7)
Aircraft Rentals*	$(8)
Sum of lines (7) and (8)	$(9)
Ratio of line (6) to line (9)	_____ to _____

Minimum Ratio	[1.25 to 1.00][.80 to 1.00][7]

* For four fiscal quarter period ending on last day of Subject Period.

7 Select as applicable. Subject to compliance with Section 6.9 at the election of the Company.
D–3
509265-1983-ACTIVE.58114639.5

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION

        This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Paying Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:	[and is an Eligible Affiliate Assignee of [identify Bank]]
3.	Company:	Southwest Airlines Co.
4.	Paying Agent:	JPMorgan Chase Bank, N.A., as paying agent under the Credit Agreement
5.	Credit Agreement:	$1,000,000,000 Revolving Credit Facility Agreement dated as of August 3, 2016 (as amended, modified, supplemented, renewed, or extended from time to time) among Southwest Airlines Co., the Banks party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, and the other agents parties thereto

509265-1983-ACTIVE.58114639.5

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[8]
$	$	%
$	$	%
$	$	%

Effective Date: ______________, 20__ [TO BE INSERTED BY PAYING AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Paying Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks.
E-2

509265-1983-ACTIVE.58114639.5

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Paying Agent

By
Title:

[Consented to:

SOUTHWEST AIRLINES CO.
By
Title:][9]

[Consented to:

[________________], as
Issuing Bank

By
Title:][10]

9 Include if applicable

10 Include if applicable
E-3

509265-1983-ACTIVE.58114639.5

ANNEX 1

$1,000,000,000 Revolving Credit Facility Agreement dated as of August 3, 2016 (as amended, modified, supplemented, renewed, or extended from time to time, the “Credit Agreeement”) among Southwest Airlines Co., the Banks party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, and the other agents parties thereto

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

        1. Representations and Warranties.
        1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Paper, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Papers or any other instrument or document furnished pursuant to the Credit Agreement, (iii) the financial condition of the Company or (iv) the performance or observance by the Company of its respective obligations under the Credit Agreement, any other Loan Paper or any other instrument or document furnished pursuant to the Credit Agreement or any other Loan Paper.
        1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) it has received a copy of the Credit Agreement, together with copies of financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Paying Agent or any other Bank and (iv) if it is a Foreign Bank, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Paying Agent, any other Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Papers are required to be performed by it as a Bank, (iii) appoints and authorizes the Paying Agent to take such action on behalf of the Assignee and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to the Paying Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder.
        2. Payments. From and after the Effective Date, the Paying Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

509265-1983-ACTIVE.58114639.5

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
E – Annex 1-2
509265-1983-ACTIVE.58114639.5

EXHIBIT F
FORM OF APPRAISAL OF POOL ASSETS

[On file with Administrative Agent.]

F-3
509265-1983-ACTIVE.58114639.5

EXHIBIT G-1
FORM OF
U.S. TAX CERTIFICATE

(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Revolving Credit Facility Agreement dated as of August 3, 2016 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Southwest Airlines Co., the Banks party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished the Paying Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Paying Agent and (2) the undersigned shall have at all times furnished the Company and the Paying Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:
Date:	________ __, 20__

509265-1983-ACTIVE.58114639.5

EXHIBIT G-2
FORM OF
U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Revolving Facility Credit Agreement dated as of August 3, 2016 (as amended, modified, supplemented, renewed, or extended prior to the date hereof , the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	________ __, 20__

509265-1983-ACTIVE.58114639.5

EXHIBIT G-3
FORM OF
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Revolving Facility Credit Agreement dated as of August 3, 2016 (as amended, modified, supplemented, renewed, or extended prior to the date hereof , the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	________ __, 20__

509265-1983-ACTIVE.58114639.5

EXHIBIT G-4
FORM OF
U.S. TAX CERTIFICATE

(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Revolving Credit Facility Agreement dated as of August 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished the Paying Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Paying Agent and (2) the undersigned shall have at all times furnished the Company and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:
Date:	________ __, 20__

509265-1983-ACTIVE.58114639.5

EXHIBIT H-1
FORM OF INCREASED FACILITY ACTIVATION NOTICE

To:	JPMorgan Chase Bank, N.A., as Paying Agent
under the Credit Agreement referred to below

Reference is made to the $1,000,000,000 Revolving Credit Facility Agreement, dated as of August 3, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
This notice is an Increased Facility Activation Notice referred to in Section 2.24 of the Credit Agreement, and the Company and each of the Banks party hereto hereby notify you that:
1.            Each Bank party hereto severally agrees to obtain a Commitment or increase the amount of its Commitment as set forth opposite such Bank’s name on the signature pages hereof under the caption “Incremental Commitment Amount”.
2.    The Increased Facility Closing Date is _______________, 20__.
3     The aggregate amount of incremental Commitments contemplated hereby is $_____________.
4.    The agreement of each Bank party hereto to obtain an incremental Commitment on the Increased Facility Closing Date is subject to the satisfaction of the following conditions precedent:
(a)    Activation Notice. The Paying Agent shall have received this notice, executed and delivered by the Company and each Bank party hereto.
(b)    New Bank Supplement. The Paying Agent shall have received a New Bank Supplement, executed by any New Bank that elects to be a “Bank” under the Credit Agreement.
(c)     Representations and Warranties; No Defaults; Coverage Ratio. (i) Each of the representations and warranties contained in Article V of the Credit Agreement shall be correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the Increased Facility Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), immediately prior to, and after giving effect to, the incremental Commitments contemplated hereby, as though made on and as of the Increased Facility Closing Date, (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to, and immediately after, giving effect to the incremental Commitments contemplated hereby on the Increased Facility Closing Date and (iii) on a pro forma basis after giving effect to (x) the incremental Commitments

509265-1983-ACTIVE.58114639.5

contemplated hereby (assuming such incremental Commitments are fully drawn) and (y) any permanent repayment of Debt after the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.01 of the Credit Agreement (assuming, for such purpose, that (A) such increase to the Commitments (and the full drawing thereof) and any such permanent repayment of Debt occurred on the first day of the four fiscal quarter period for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.01 of the Credit Agreement and (B) such incremental Commitments had been borrowed as Eurodollar Loans with successive one-month Interest Periods during the four fiscal quarter period for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.01 of the Credit Agreement), the Coverage Ratio shall not be less than 1.25 to 1.0.

(d)    The Paying Agent shall have received the following, each dated (unless otherwise indicated) the Increased Facility Closing Date:
(i)    [insert other items to be delivered on the Increased Facility Closing Date, including, without limitation, such legal opinions, board resolutions, certificates and other documents reasonably requested by the Paying Agent].
(e)    Fees and Expenses. Any fees required to be paid on or before the Increased Facility Closing Date shall have been paid.
(f)    [Insert any other conditions precedent required by the Banks providing the incremental Commitments contemplated by the applicable Increased Facility Activation Notice].
5.    Upon the satisfaction of the conditions precedent set forth in Section 4 hereof on the Increased Facility Closing Date, each Bank party hereto shall have a Commitment under the Credit Agreement equal to (i) in the case of any New Bank, the amount set forth opposite such Bank’s name on the signature pages hereof under the caption “Incremental Commitment Amount” and (ii) in the case of any Bank holding a Commitment under the Credit Agreement prior to the effectiveness of the Increased Facility Closing Date, an amount equal to the sum of (x) such Bank’s Commitment prior to giving effect to the Increased Facility Closing Date plus (y) the amount set forth opposite such Bank’s name on the signature pages hereof under the caption “Incremental Commitment Amount”.

[Signature Page Follows]

H-1-2

509265-1983-ACTIVE.58114639.5

SOUTHWEST AIRLINES CO.

By:
Name:
Title:

H-1-3
509265-1983-ACTIVE.58114639.5

Incremental Revolving Commitment Amount	[NAME OF BANK]
$

By:
Name:
Title:

H-1-4

509265-1983-ACTIVE.58114639.5

CONSENTED TO:
JPMORGAN CHASE BANK, N.A.,
as Paying Agent

By:
Name:
Title:

H-1-5

509265-1983-ACTIVE.58114639.5

EXHIBIT H-2
FORM OF NEW BANK SUPPLEMENT

SUPPLEMENT, dated _______ __, to the $1,000,000,000 Revolving Credit Facility Agreement dated as of August 3, 2016 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto, JPMorgan Chase Bank, N.A., as Paying Agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:
WHEREAS, the Credit Agreement provides in subsection 2.24(b) thereof that any bank or financial institution, although not originally a party thereto, may become a party to the Credit Agreement in accordance with the terms thereof by executing and delivering to the Company and the Paying Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, the undersigned hereby agrees as follows:
1.    The undersigned agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date this Supplement is accepted by the Company and the Paying Agent, become a Bank for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $__________________.
2.    The undersigned (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Supplement and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to obtain the Commitment contemplated hereby and become a Bank, (iii) it has received a copy of the Credit Agreement, together with copies of financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement and to obtain the Commitment contemplated hereby on the basis of which it has made such analysis and decision independently and without reliance on the Paying Agent or any other Bank and (iv) if it is a Foreign Bank, attached to this Supplement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the undersigned and (b) agrees that (i) it will, independently and without reliance on the Paying Agent, any other Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Papers are required to be performed by it as a Bank, (iii) appoints and authorizes the Paying Agent to take such action on behalf of the undersigned and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to the Paying Agent by the terms

509265-1983-ACTIVE.58114639.5

thereof, together with such powers as are reasonably incidental thereto and (iv) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Commitment contemplated hereby, shall have the obligations of a Bank thereunder.

3.    The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

Name	Notice and Contact Information	Lending Offices
Domestic Eurodollar

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF NEW BANK]

By:
Title:

H-2-2

Accepted this _____ day of
______________, ___

SOUTHWEST AIRLINES CO.

By:
Title:

JPMORGAN CHASE BANK, N.A.,
as Paying Agent

By:
Title:

H-2-3